Exhibit 4.1

GOLDEN STAR RESOURCES LTD.

as Issuer

AND

THE BANK OF NEW YORK MELLON

as Indenture Trustee

INDENTURE

Dated as of May 31, 2012

providing for the issue of 5.00% Convertible Senior Unsecured

Debentures due June 1, 2017

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SCHEDULE “A”	-	FORM OF DEBENTURE

SCHEDULE “A-1”	-	FORM OF LEGENDS

SCHEDULE “B-1”	-	FORM OF CONVERSION NOTICE

SCHEDULE “B-2”	-	FORM OF MATURITY NOTICE

SCHEDULE “C”	-	TABLE FOR DETERMINING THE NUMBER OF ADDITIONAL SHARES IN THE EVENT OF A CASH TRANSACTION

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THIS INDENTURE dated as of May 31, 2012,

B E T W E E N:

GOLDEN STAR RESOURCES LTD., a corporation governed under the federal laws of Canada.

(hereinafter called the “Company”)

and

THE BANK OF NEW YORK MELLON, a corporation organized under the laws of the State of New York and authorized to conduct a banking business.

(hereinafter called the “Indenture Trustee”)

WHEREAS:

A.	The Company desires to provide for the creation and issue of convertible senior unsecured debentures with the designation of “5.00% Convertible Senior Unsecured Debentures due June 1, 2017” (the “Debentures”), all upon the terms and conditions set forth in this Indenture (as hereinafter defined);

B.	All necessary acts and proceedings have been done and taken and all necessary resolutions have been passed to authorize the execution and delivery of this Indenture by the Company, to make the same effective and binding upon the Company, and to make the Debentures, when authenticated by the Indenture Trustee and issued as provided in this Indenture, valid, binding and legal obligations of the Company with the benefit and subject to the terms of this Indenture;

C.	All necessary acts and proceedings have been done and taken and all necessary resolutions have been passed to authorize the issuance of the Common Shares (as hereinafter defined) that may be issued upon conversion or maturity of the Debentures; and

D.	The foregoing recitals are made as representations and statements of fact by the Company and not by the Indenture Trustee;

NOW, THEREFORE, THIS INDENTURE WITNESSES, and it is hereby agreed and declared, as follows:

ARTICLE 1

INTERPRETATION

1.1 Definitions.

In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings:

“1933 Act” means the United States Securities Act of 1933, as amended from time to time;

“1934 Act” means the United States Securities Exchange Act of 1934, as amended from time to time;

“Act” or “Act of Holder(s),” when used with respect to any Holder(s), shall have the meaning specified in section 1.13.1;

“Additional Amount” has the meaning ascribed thereto in subsection 2.16.1;

“Additional Shares” has the meaning ascribed thereto in subsection 3.3.7;

“Affiliate” shall have the meaning ascribed thereto in the 1933 Act, as amended;

“Applicable Law” shall mean, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and shall also include any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation;

“Applicable Procedures” has the meaning ascribed thereto in subsection 2.15.3;

“Applicable Securities Law” shall mean any Applicable Law in any applicable jurisdiction regulating, or regulating disclosure with respect to, any sale or distribution of securities in, or to residents of, such jurisdiction;

“Applicants” has the meaning ascribed thereto in subsection 2.19.2;

“Beneficial Holder” means a Person who is the beneficial owner of a Debenture represented by the Global Debenture as reflected on the books of the Depositary for such Debentures or on the books of a Person or Participant maintaining an account with the Depository (directly or as an indirect participant, in accordance with the rules of the Depositary);

“Board of Directors” shall mean either the board of directors of the Company, or any committee of that board duly authorized to make a decision on the matter in question;

“Board Resolution” shall mean a copy of a resolution certified by any one of the Chairman, President, Chief Executive Officer, Chief Financial Officer, any Vice-President, the Secretary or an Assistant Secretary of the Company as having been duly adopted by the Board of Directors and being in full force and effect and unamended on the date of such certification;

“Book-Based System” shall mean, in relation to any Global Debenture, the debt clearing, record entry and transfer systems and services established and operated by or on behalf of the Depository for the Debentures (including where applicable pursuant to one or more agreements between such Depository and its Participants establishing the rules and procedures for such systems and services) or any successor systems or services thereof;

“Book-Entry Only Debentures” means Debentures issued pursuant to the Book-Based System of the Depository;

“Business Day” shall mean any day of the week, other than Saturday, Sunday or a statutory holiday in the State of New York, on which banking institutions are open for business in the City of New York, State of New York;

“Canadian Legend” has the meaning ascribed thereto in subsection 2.20.3;

“Canadian Securities Laws” means the Applicable Securities Laws of each of the provinces of Canada;

“Capital Reorganization” has the meaning ascribed thereto in subsection 5.1.5;

“Cash Conversion Option” has the meaning ascribed thereto in Section 4.7.1;

“Cash Transaction” means a Change of Control in which the consideration paid in respect of the Common Shares is wholly in cash or Partially in Cash;

“Change of Control” shall be deemed to have occurred at the time after the Debentures are originally issued that any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) or 14(d)(2) of the 1934 Act, other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any such Subsidiary, files a schedule, form or report under the 1934 Act or any other Applicable Securities Law, or otherwise gives notice to the Company, disclosing that such person or group has become, or the Company otherwise becomes aware that such person or group has become, the direct or indirect ultimate “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act) of Common Shares of the Company representing more than 50% of the voting power of the Company’s Common Shares;

(b) the consummation of any share exchange, consolidation, amalgamation, merger, statutory arrangement or other combination pursuant to which the Common Shares will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company or one or more of the Company’s Wholly-Owned Subsidiaries; provided, however, that a transaction where the holders of the Company’s Common Shares immediately prior to such transaction own, directly or indirectly, at least 33-1/3% of all classes of common equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Change of Control; or

(c) the holders of Common Shares of the Company approve any plan for the liquidation or dissolution of the Company;

“Change of Control Purchase Price” has the meaning ascribed thereto in Section 3.3.1.

“Commission” means the United States Securities and Exchange Commission;

“Common Shares” means the common shares in the capital of the Company;

“Common Share Price” means the per Common Share consideration paid to holders of Common Shares in respect of the Cash Transaction, converted into United States Dollars at the currency exchange rate published by The Wall Street Journal on the date of completion of the Cash Transaction if such consideration was originally denominated in a currency other than United States Dollars, such determination to be made by the Company and notified to the Indenture Trustee in writing;

“Common Share Reorganization” has the meaning ascribed thereto in subsection 5.1.2;

“Company” shall mean Golden Star Resources Ltd. until a successor corporation shall have replaced it pursuant to the applicable provisions of this Indenture, and thereafter, “Company” shall mean such successor corporation;

“Company Request” or “Company Order” shall mean a written request or order signed in the name of the Company by any Responsible Officer of the Company and delivered to the Indenture Trustee;

“Conversion Date” has the meaning ascribed thereto in subsection 4.1.2;

“Conversion Notice” has the meaning ascribed thereto in subsection 4.1.2;

“Conversion Number”, as of the applicable Conversion Date, means the number obtained when dividing $1,000 principal amount of Debentures by the Conversion Price, and rounding to four decimal places (which Conversion Number calculated in accordance herewith the Company shall provide in a notice to the Indenture Trustee if required by the Indenture Trustee hereunder);

“Conversion Price” means $1.65 per Common Share, subject to adjustment from time to time pursuant to ARTICLE 5;

“Conversion Value” means, for each $1,000 principal amount of Debentures, the amount equal to the Conversion Number multiplied by the Current Market Price;

“Corporate Trust Office” shall mean the principal corporate trust office or offices of the Indenture Trustee in the City of New York, State of New York, at which at any particular time its corporate trust business shall be principally administered;

“Counsel” shall mean, in the case of Counsel to the Indenture Trustee, any barrister, solicitor or other lawyer or firm of barristers, solicitors or other lawyers retained or employed by the Indenture Trustee (who may, except as otherwise expressly provided in this Indenture, also be Counsel to the Company) and, in the case of Counsel to the Company, any barrister, solicitor or other lawyer or firm of barristers, solicitors or other lawyers retained or employed by the Company;

“Current Market Price” means, in respect of the Common Shares on any Date of Determination, except as otherwise provided, an amount equal to the Weighted Average Trading Price of such shares on the NYSE MKT or if the Common Shares are not listed on the NYSE MKT, on another Recognized Stock Exchange, for 20 consecutive Trading Days ending five Trading Days prior to such Date of Determination, provided that if the Common Shares are not listed on the NYSE MKT and are listed on more than one Recognized Stock Exchange, the Current Market Price shall be calculated on the Recognized Stock Exchange on which the volume of transactions in the Common Shares was the highest during such 20 consecutive Trading Days, or if the Common Shares are not listed on any Recognized Stock Exchange, then on the over-the-counter market, in each case as determined by the Company and notified to the Indenture Trustee in writing;

“Daily Conversion Value” means, for each of the 10 consecutive Trading Days during the related Observation Period, one-tenth (1/10th) of the product of (i) the Conversion Number on such Trading Day and (ii) the Weighted Average Trading Price of the Common Shares on such Trading Day;

“Date of Determination” means, as applicable, the Conversion Date, the Payment Date or the Maturity Date;

“Debentureholder(s)” or “Holder(s)” means the registered holder(s) of Debentures for the time being, and including, for greater certainty, in the case of any Global Debenture, the Depository or its nominee in whose name such Global Debenture is registered, as the case may be;

“Debentures” means the 5.00% convertible senior unsecured debentures due June 1, 2017 issued under this Indenture and authenticated pursuant to this Indenture;

“Definitive Debentures” means Debentures in the form of individual non-global certificates in definitive fully registered form issued pursuant to section 2.2 and substantially in the form of Schedule “A”;

“Depository” means The Depository Trust Company, New York, New York, or a successor thereto registered under the 1934 Act or other applicable statute or regulation, or such other depository as may be appointed by the Company from time to time;

“Effective Date” means the date on which the Cash Transaction has become effective;

“Event of Default” shall mean any of the events identified in section 9.1 as being an Event of Default;

“Excluded Holder” has the meaning ascribed thereto in subsection 2.16.1;

“Exchange Cap” has the meaning ascribed thereto in subsection 6.2.2;

“Extraordinary Resolution” means a resolution at a meeting of Holders of Debentures duly convened and held in accordance with the provisions of ARTICLE 12 passed by the favourable votes of the Holders of not less than 75% of the principal amount of Outstanding Debentures represented in person or by proxy at such meeting or signed in the manner contemplated by section 12.8;

“Fair Market Value”, as at any date, means:

(a) with respect to a security listed and posted for trading on a stock exchange, the Weighted Average Trading Price of such security on such stock exchange for the 20 consecutive Trading Days immediately preceding such date, and if such security is listed and posted for trading on more than one stock exchange, the Weighted Average Trading Price of such security on the stock exchange on which the greatest volume of trading in the security occurred during such 20 Trading Day period;

(b) with respect to a security not listed and posted for trading on a stock exchange but traded in an over-the-counter market, the Weighted Average Trading Price of such security on such over-the-counter market for the 20 consecutive Trading Days immediately preceding such date;

(c) with respect to a security not listed and posted for trading on a stock exchange and not traded in an over-the-counter market, the fair market value thereof at such date as determined in good faith by the Board of Directors; or

(d) for any other security or property, the fair market value thereof at such date as determined in good faith by the Board of Directors or an Independent FINRA Member Firm selected from time to time by the Board of Directors for such purpose;

in each case as determined by the Company and notified to the Indenture Trustee in writing;

“FINRA” means the Financial Industry Regulatory Authority, Inc., or any successor organization performing similar functions;

“Foreign Issuer” has the meaning set forth in Rule 902(e) of the 1933 Act;

“Freely Tradable” means, in respect of any securities of or any shares of any class in the capital of any corporation, shares or securities which (i) are issuable by a corporation without the necessity of filing a prospectus or any other similar offering document (other than such prospectus or similar offering document that has already been filed with the relevant Governmental Authorities under Applicable Securities Laws and, if filed with the Commission, is effective under the 1933 Act) under Applicable Securities Laws and such issue does not constitute a distribution (other than a distribution already qualified or registered by prospectus or similar offering document), (ii) can be traded by the holder thereof without any restriction under Applicable Securities Laws, such as hold periods, except for restrictions applicable to a “control distribution” (as such term is defined under Canadian Securities Laws) or resulting in any way from the status of the holder as a “control person” or from any deemed or actual control exercised by or imputed to the holder for the purposes of the Applicable Securities Laws, and (iii) are represented by certificates that are not required pursuant to Applicable Law to bear the U.S. Legend, the Canadian Legend, the Reg S Legend or any other legend restricting transferability of such securities and (iv) with respect to Common Shares or any securities into which they are exchanged or converted, are quoted or listed for trading on a Recognized Stock Exchange set forth in clause (a) of the definition of Recognized Stock Exchange. The Company, upon request of the Indenture Trustee, shall advise the Indenture Trustee whether or not any Debenture is Freely Tradeable;

“Global Debenture” means one or more fully registered global Debentures as described in subsection 2.11.1;

“Governmental Authority” shall mean, when used with respect to any Person, any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, instrumentality, court, arbitration board or arbitrator or other law, regulation or rule-making entity (including a Minister of the Crown, any central bank, Superintendent of Financial Institutions, Recognized Stock Exchange, or other comparable authority or agency) having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, Canada, the United States or any country in which such Person is residing, incorporated, continued, amalgamated, merged or otherwise created or established or in which such Person carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such province, territory or state of such country;

“Indenture” means or refers to this Indenture as amended or supplemented by any indenture, deed or instrument supplemental or ancillary thereto;

“Indenture Trustee” shall mean The Bank of New York Mellon until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, “Indenture Trustee” shall mean or include each Person who is then an Indenture Trustee hereunder;

“Independent FINRA Member Firm” means a member firm of the Financial Industry Regulatory Authority, Inc. that, in the determination of the Board of Directors acting reasonably, is independent of the Company and the issuer of any securities that are the subject matter of the engagement;

“Interest Payment Date” means the first day of June and December in each year until all interest has been paid, the first Interest Payment Date being December 1, 2012, and the last Interest Payment Date being June 1, 2017, unless the Debentures are earlier converted or redeemed prior to such date;

“Interest Period” has the meaning ascribed thereto in section 2.3;

“IFRS” or “International Financial Reporting Standards” means the principles-based Standards, Interpretations and the Framework adopted by the International Accounting Standards Board (IASB);

“Issue Date” means the date on which the Debentures are issued by the Company pursuant to this Indenture;

“Maturity” shall mean the date on which principal becomes due and payable under the Debentures, whether at the Maturity Date or by declaration of acceleration, call for redemption or otherwise;

“Maturity Date” means June 1 or such other date on which the principal amount of the Debentures becomes due and payable, including by declaration of acceleration, call for redemption or otherwise;

“Maturity Notice” has the meaning attributed thereto in subsection 6.2.1;

“Non-Exempt Sale” has the meaning ascribed thereto in subsection 2.15.2;

“Notice” shall mean any notice, document or other communication required or permitted to be given under this Indenture;

“NYSE MKT” means the NYSE MKT LLC or its successor;

“Observation Period” means, in respect of any Debentures as to which a Cash Conversion Option applies: (a) for conversions that occur on or after the 12th scheduled Trading Day prior to the Maturity Date, the 10 consecutive Trading Day period beginning on, and including, the 12th scheduled Trading Day prior to the Maturity Date; and (b) in all other cases, the 10 consecutive Trading Day period beginning on, and including, the third Trading Day after the related Conversion Date;

“Offering Document” shall mean, with respect to the Debentures, a prospectus, offering memorandum or similar disclosure document, if any, prepared by or on behalf of the Company for delivery to purchasers, or prospective purchasers, of the Debentures or any part of the Debentures in connection with the initial sale of the Debentures;

“Offer to Purchase” has the meaning ascribed thereto in subsection 3.3.1;

“Office” or “Agency” shall mean an office or agency of the Company, the Indenture Trustee, the Registrar or the Paying Agent, as the case may be, maintained or designated in each Place of Payment pursuant to this Indenture or any other office or agency of the Company, the Indenture Trustee, the Registrar or the Paying Agent, as the case may be, maintained or designated pursuant to this Indenture;

“Officer’s Certificate” shall mean a written certificate signed by any Responsible Officer of the Company, and delivered to the Indenture Trustee;

“Opinion of Counsel” shall mean a written opinion addressed to the Indenture Trustee (among other addressees) or with respect to which the Indenture Trustee has received a reliance letter, in either case from Counsel who shall be reasonably satisfactory to the Indenture Trustee;

“Outstanding” when used with respect to Debentures shall mean, as of the date of determination, all Debentures theretofore authenticated and delivered by the Indenture Trustee under this Indenture, except:

(a) Debentures theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(b) Debentures for whose payment, purchase or repurchase money in the necessary amount has been theretofore deposited with the Indenture Trustee under gratuitous deposit or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures; and

(c) Debentures that have been surrendered to the Indenture Trustee pursuant to section 2.17 or in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture, other than any such Debentures in respect of which there shall have been presented to the Indenture Trustee proof satisfactory to it that such Debentures are held by a protected purchaser in whose hands such Debentures are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Debentures then Outstanding have taken any Act of Holders hereunder, Debentures owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be then Outstanding; provided further that, in determining whether the Indenture Trustee shall be protected in acting and relying upon such Act of Holders, only Debentures of which a Responsible Officer of the Indenture Trustee has actual knowledge that they are so owned shall be so disregarded; and provided further that Debentures so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right to act with respect to such Debentures and that the pledgee is not the Company or any Affiliate of the Company;

“Partially in Cash” means in respect of consideration received in a Change of Control transaction, consideration for Common Shares which includes (i) cash, (ii) equity securities that are not traded or intended to be traded immediately following such transactions on a stock exchange; or (iii) other property that is not traded or intended to be traded immediately following such transactions on a stock exchange; where such consideration is 10% or more of the aggregate fair market value of the total consideration for such Change of Control transaction;

“Participant” shall mean, in relation to the Depository, a broker, dealer, bank or other financial institution or other Person on whose behalf such Depository or its nominee holds Debentures pursuant to a Book-Based System operated by such Depository;

“Paying Agent” shall mean shall mean the Indenture Trustee (in such capacity) or other Person or Persons authorized by the Company to pay the principal (and premium, if any) or interest on any Debentures on behalf of the Company, together with such Person’s successors from time to time;

“Payment Date” has the meaning ascribed thereto in subsection 3.3.1;

“Person” shall mean any natural person, corporation, firm, partnership, joint venture, trustee, executor, liquidator of a succession, administrator, legal representative or other unincorporated association, trust, unincorporated organization, government or Governmental Authority and pronouns relating thereto have a similar extended meaning;

“Place of Payment” shall mean the place or places where the principal of and any premium, if any, interest and other amounts on Debentures are payable;

“PORTAL Market” means the PORTAL Alliance market operated by the NASDAQ OMX Group, Inc. or its successor;

“Proceeding” shall mean any suit, action or other judicial or administrative proceeding;

“Property” shall mean any asset, revenue or any other property or property right or interest, whether tangible or intangible, real or personal, including, without limitation, any right to receive income;

“Qualified Institutional Buyer” or “QIB” means a “qualified institutional buyer” as that term is defined in Rule 144A;

“Recognized Stock Exchange” means (a) the TSX and the NYSE MKT or if the Common Shares are not listed on the TSX or NYSE MKT, The New York Stock Exchange, Inc., The NASDAQ Global Select Market, The NASDAQ Global Market or the TSX Venture Exchange or (b) any other stock exchange on which the Common Shares are then listed and posted for trading;

“Redemption Right Purchase Date” shall have the meaning ascribed thereto in Section 3.3.8.

“Registrar” shall mean the Indenture Trustee (in such capacity) or such other Person or Persons authorized by the Company to act as the registrar of the Debentures on behalf of the Company, together with such Person’s successors from time to time;

“Reg S Legend” has the meaning ascribed thereto in Section 2.20.3.

“Regular Interest Record Date” means, with respect to an Interest Payment Date, the date determined as the record date for the determination of the Holders to which interest on Debentures is payable on such Interest Payment Date, which date shall be the 15th day of the month (whether or not a Business Day) preceding the month in which such Interest Payment Date occurs;

“Related Proceeding” has the meaning ascribed thereto in subsection 16.2.1;

“Responsible Officer of the Company” means the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice-President, Assistant Vice President, the Secretary, any Assistant Secretary, or any other officer of the Company customarily performing functions similar to those performed by any of the above designated officers;

“Responsible Officer of the Indenture Trustee” means any and all officers of the Indenture Trustee assigned by the Indenture Trustee to administer its corporate trust matters in respect of this Indenture;

“Restricted Debentures” means the Debentures which are not Freely Tradable;

“Rights Period” and “Rights Offering” have the meanings ascribed thereto in subsection 5.1.3;

“Rights Offering Price” has the meaning ascribed thereto in subsection 5.1.8;

“Rule 144A” means Rule 144A as promulgated by the SEC under the 1933 Act, and any successor rule thereto;

“Rule 144A Information” means the information specified pursuant to Rule 144A(d)(4);

“Security” shall mean any mortgage, pledge, hypothec, lien, security interest, charge or other encumbrance of any kind;

“Share Repayment Right” has the meaning ascribed thereto in subsection 6.2.1;

“Special Distribution” has the meaning ascribed thereto in subsection 5.1.4;

“Stated Maturity” shall mean, with respect to any principal of a Debenture, the fixed date or dates specified on which such principal is due and payable;

“Subsidiary” in relation to any body corporate, shall mean a corporation a majority of the outstanding voting securities of which are beneficially owned, directly or indirectly, by or for such body corporate and/or by or for any corporation in like relation to such body corporate and includes any corporation in like relation to a Subsidiary and, for purposes of this definition, “a majority of outstanding voting securities” means securities having under all circumstances voting power to elect at least a majority of the board of directors, provided that securities which only carry the right to vote conditionally on the happening of an event shall not be considered to be voting securities nor shall any securities be deemed to cease to be voting securities solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such event;

“Successor Company” shall have the meaning ascribed thereto in subsection 13.1(a);

“Supplemental Indenture” shall have the meaning ascribed thereto in section 15.1.1;

“Taxes” means any tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf (i) of the Government of Canada or of any province or territory of Canada, (ii) the United States of America or any state or local government thereunder, or (iii) by any authority or agency thereof or therein having power to tax;

“Trading Day” means, with respect to any Recognized Stock Exchange or any other market for securities, any day on which such exchange or market is open for trading or quotation;

“Transfer Agent” shall mean CIBC Mellon Trust Company or such other Person or Persons as may be appointed by the Company as the transfer agent for the Common Shares, in such capacity, together with such Persons’ or Person’s successor from time to time in such capacity;

“Transferred Amount” has the meaning ascribed thereto in subsections 2.15.3 and 2.15.4;

“Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended from time to time;

“TSX” means the Toronto Stock Exchange;

“United States” has the meaning ascribed thereto in Regulation S under the 1933 Act;

“United States Dollar” or “Dollar” or “$” shall mean lawful currency of the United States of America;

“Unrestricted Debentures” means Debentures that are Freely Tradable;

“U.S. GAAP” mean generally accepted accounting principles in the United States;

“U.S. Legend” has the meaning ascribed thereto in subsection 2.20.1.

“Voting Shares” means a share conferring a right to vote in all circumstances or by reason of an event which has occurred or is occurring;

“Weighted Average Trading Price” means, with respect to any security on a stock exchange or quotation service during a specified period, the quotient obtained by dividing (i) the aggregate sale price of all such securities sold on such stock exchange or quotation service during such period by (ii) the total number of such securities sold on such stock exchange or quotation service during such period, as determined from time to time by the Board of Directors, or upon request of the Board of Directors, as determined by an Independent FINRA Member Firm for such purpose, as determined by the Company and notified to the Indenture Trustee in writing; provided, however, that if the Common Shares are traded on a Recognized Stock Exchange, Weighted Average Trading Price shall be calculated based on the sale price on the Recognized Stock Exchange on which the volume of transactions in the Common Shares was the highest during the applicable period.

“Wholly-Owned Subsidiary” means any corporation of which the Company beneficially owns, directly or indirectly, all the Voting Shares and equity shares, as well as all securities convertible into such shares (including any option or right which may be exercised to acquire such a share or security), and a corporation shall be deemed to beneficially own Voting Shares, equity shares and securities convertible into such shares beneficially owned by a Wholly-Owned Subsidiary and so on indefinitely;

“Written Order” or “Written Request” means a written order or request, respectively, signed in the name of the Company by a Responsible Officer of the Company or director of the Company; and

“90% Redemption Right” has the meaning ascribed thereto in subsection 3.3.8.

1.2 Interpretation.

1.2.1 Words importing the singular number shall include the plural and vice versa and words importing gender shall include the masculine, feminine and neuter genders.

1.2.2 The words “hereto”, “herein”, “hereof”, “hereby”, “hereunder”, and other words of similar import refer to this Indenture as a whole and not to any particular article, section, subsection, paragraph, clause or other part of this Indenture.

1.2.3 Except as otherwise provided herein, any reference in this Indenture to any act, statute, regulation, policy statement, instrument, agreement, or section hereof shall be deemed to be a reference to such act, statute, regulation, policy statement, instrument, agreement or section thereof as amended, re-enacted or replaced from time to time.

1.3 Accounting Terms. As used in this Indenture and in any certificate or other document made or delivered pursuant to this Indenture, accounting terms not defined in this Indenture, or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under U.S. GAAP or any other generally accepted accounting principles pursuant to which the Company reports its financial statements in the United States (which, for the avoidance of doubt, may include IFRS). To the extent that the definitions of accounting terms in this Indenture, or in any such certificate or other document are inconsistent with the meanings of such terms under U.S. GAAP or any other generally accepted accounting principles pursuant to which the Company reports its financial statements in the United States (which, for the avoidance of doubt, may include IFRS), the definitions contained in this Indenture, or in any such certificate or other document shall prevail.

1.4 Headings and Table of Contents. The division of this Indenture, or any related document, into articles, sections, subsections, paragraphs, clauses and other subdivisions, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or any such related document.

1.5 Section and Schedule References. Unless something in the subject matter or context is inconsistent therewith, references in this Indenture to articles, sections, subsections, paragraphs, clauses, other subdivisions, exhibits, appendices or schedules are to articles, sections, subsections, paragraphs, clauses, other subdivisions, exhibits, appendices or schedules of or to this Indenture.

1.6 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision so required or deemed to be included herein shall prevail.

1.7 Governing Law. This Indenture and each Debenture issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

1.8 Currency. All monetary amounts in this Indenture and in each Debenture refer to United States Dollars.

1.9 Non-Business Days. Unless expressly provided to the contrary in this Indenture or in any Debenture, whenever any payment shall be due, any period of time shall begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made and such other actions shall be taken, as the case may be, on, or as of, or from a period ending on, the next succeeding Business Day.

1.10 Time. Unless otherwise expressly stated in this Indenture or in any Debenture, all references to a time will mean New York City Time. Time shall be of the essence in this Indenture.

1.11 Independence of Covenants. Each covenant contained in this Indenture shall be construed (absent an express provision to the contrary) as being independent of each other covenant, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.

1.12 Form of Documents Delivered to Indenture Trustee.

1.12.1 In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

1.12.2 Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

1.13 Acts of Holders.

1.13.1 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents or attorneys duly appointed in writing. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may, alternatively, be embodied in and evidenced by the record of Holders of Debentures voting in favour thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Debentures duly called and held in accordance with the provisions of ARTICLE 12, or a combination of such instruments and any such record provided that each such instrument and record in such combination is duly executed or certified in accordance with the provisions of section 12.8, as the case may be, and each meeting that is the subject of such record was duly called and held, and the requisite vote was obtained, in accordance with the provisions of ARTICLE 12. Except as herein otherwise expressly provided, such action shall become effective when such requisite instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act of Holders” or the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to subsection 11.1.1, conclusive in favour of the Indenture Trustee and the Company, if made in the manner provided in this section 1.13. The record of any meeting of Holders shall be provided in the manner specified in section 12.7.

1.13.2 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Where such execution is by a signer acting in a capacity, other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any manner that the Indenture Trustee deems sufficient.

1.13.3 If the Company or the Indenture Trustee shall solicit from the Holders of Debentures any Act, the Company or the Indenture Trustee, as the case may be, may, at its option, fix in advance a record date for the determination of Holders of Debentures entitled to take such Act, but the Company or the Indenture Trustee, as the case may be, shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion, provided that such record date shall be fixed on a date not more than 60 days prior to the Act. If such a record date is fixed, such Act may be sought or taken after the record date, but only the Holders of Debentures of record at the close of business on such record date shall be deemed to be Holders of Debentures for the purpose of determining whether Holders of the requisite proportion of Debentures Outstanding have authorized or agreed or consented to such Act, and for that purpose the Debentures Outstanding shall be computed as of such record date.

1.13.4 Any Act of the Holder of any Debenture shall bind every future holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted by the Indenture Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

1.14 Interest Payments and Calculations.

1.14.1 Interest will accrue on overdue interest at the same rate as otherwise stipulated in this Indenture to the extent permitted by Applicable Law.

1.14.2 If in this Indenture or in any Debenture a rate of interest is or is to be calculated on the basis of a period which is less than a full calendar year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the calendar year for which such calculation is made and divided by 365 days or 366 days as the case may be.

1.14.3 In calculating interest under this Indenture or under a Debenture for any period, unless otherwise specifically stated, the first day of such period shall be included and the last day of such period shall be excluded.

1.15 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether expressed or not.

1.16 Severability Clause. If any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.17 Benefits of Indenture. Nothing in this Indenture and in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent, any Registrar and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.18 Schedules. The following Schedules form part of this Indenture:

Schedule “A”	-	Form of Debenture

Schedule “A-1”	-	Form of Legends

Schedule “B-1”	-	Form of Conversion Notice

Schedule “B-2”	-	Form of Maturity Notice

Schedule “C”	-	Table for Determining the Number of Additional Shares in the Event of a Cash Transaction

1.19 Benefits of Indenture through Indenture Trustee. For greater certainty, this Indenture is being entered into with the Indenture Trustee for the benefit of the Holders, and the Indenture Trustee declares that it holds all rights, benefits and interests of this Indenture on behalf of and as the Person holding the power of attorney of, the Holders and each such person who becomes a Holder of the Debentures from time to time.

ARTICLE 2

THE DEBENTURES

2.1 Limit of Issue and Designation of Debentures. The Debentures authorized to be issued hereunder shall consist of, and be limited to no more than $77,490,000 aggregate principal amount and shall be designated as “5.00% Convertible Senior Unsecured Debentures due June 1, 2017.”

2.2 Form and Terms of Debentures.

2.2.1 The Debentures shall be dated as of the Issue Date. The Debentures shall bear interest from and including the Issue Date at the rate of 5.00% per annum (after as well as before Maturity, default and judgment, with interest on overdue interest at the said rate), payable in semi-annual installments in arrears on each Interest Payment Date, which interest per Debenture shall be calculated by multiplying $1,000 by the interest rate of 5.00% per annum, dividing the product so obtained by 365 days or 366 days, as the case may be, and multiplying the quotient by the actual number of days in the said Interest Period, subject to section 2.3, and the Debentures shall mature on the Maturity Date.

2.2.2 Subject to the Share Repayment Right pursuant to subsection 6.2.1, the principal of the Debentures will be payable on the Maturity Date in lawful currency of the United States against surrender thereof by the Holder at the Corporate Trust Office or at such place or places as may be designated by the Company for that purpose.

2.2.3 The Debentures shall be issued as fully registered Definitive Debentures or as one or more Global Debentures in denominations of $1,000 and integral multiples of $1,000.

2.2.4 The Debentures and the certificate of the Indenture Trustee endorsed thereon shall be substantially in the form set forth in Schedule “A” hereto, provided that if a Debenture is issued as a Global Debenture in accordance with section 2.11, it shall have appended thereto a principal amount grid in the form of Appendix I to Schedule “A” hereto, which shall be appropriately adjusted at such times as Debentures are converted, redeemed or repurchased in accordance with the terms hereof.

2.3 Interest. Each Debenture issued hereunder, whether issued originally or in exchange for another Debenture, shall bear interest from and including May 31, 2012 or from and including the last Interest Payment Date on which interest shall have been paid or made available for payment on the Debentures then Outstanding, whichever shall be the later, to but excluding the earlier of:

(a) the following Interest Payment Date;

(b) if purchased in accordance with section 3.1 or section 3.2, the date of payment;

(c) if repurchased in accordance with section 3.3, the Payment Date;

(d) if converted in accordance with section 4.1, the Conversion Date; and

(e) the Maturity Date;

as the case may be (the “Interest Period”). The first Interest Payment Date shall be December 1, 2012, and the interest payment payable on such Interest Payment Date will amount to $25.14 per $1,000 principal amount of Debenture (which date and payment amount, for the avoidance of doubt, shall be subject to Section 1.9). The interest payable per

$1,000 principal amount of Debentures in respect of an Interest Period other than an Interest Period that ends on an Interest Payment Date shall be calculated by multiplying $1,000 by the interest rate of 5.00% per annum, dividing the product so obtained by 365 days or 366 days, as the case may be, and multiplying the quotient by the actual number of days in the said Interest Period.

2.4 Prescription. Subject to the provisions of ARTICLE 10 hereof, the Company shall have satisfied its obligations under the Debentures upon remittance to the Indenture Trustee for the account of the Holders, upon repurchase, redemption, conversion or at the Maturity Date, of any and all consideration due hereunder in cash or, to the extent permitted pursuant to this Indenture, by the delivery of Common Shares or Freely Tradable Common Shares, subject to and in accordance with the provisions of this Indenture, and such remittance shall for all purposes be deemed a payment to the Holders, and such Debentures shall thereafter not be considered as Outstanding and the Holders shall have no right, except to receive, upon surrender of their Debentures, payment out of the moneys so paid and deposited or the Common Shares or Freely Tradable Common Shares (as the case may be) so deposited.

2.5 Issue of Debentures. Debentures in such aggregate principal amounts as the Board of Directors shall determine and in lawful money of the United States shall be executed by the Company from time to time and, forthwith after such execution, shall be delivered to the Indenture Trustee and shall be authenticated by the Indenture Trustee and delivered pursuant to the written direction of the Company (or as the Company may otherwise direct in writing) in accordance with the terms of section 2.7.

2.6 Execution.

2.6.1 The Debentures shall be executed on behalf of the Company by any Responsible Officer of the Company. The Debentures may, but need not, be under the corporate seal of the Company or a reproduction thereof (which reproduction shall for such purposes be deemed to be the corporate seal of the Company). The signature of any of these officers on the Debentures may be manual or facsimile. Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures.

2.6.2 If Debentures are issued as Definitive Debentures, the Company shall provide to the Indenture Trustee a supply of certificates to evidence such Definitive Debentures in such form, in such amounts, bearing such distinguishing letters and numbers, and as at such times as are necessary to enable the Indenture Trustee to fulfill its responsibilities under this Indenture.

2.7 Authentication by Indenture Trustee.

2.7.1 At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed on behalf of the Company to the Indenture Trustee for authentication, pursuant to a Company Order applicable thereto and evidence of compliance in accordance with section 11.4 and Applicable Law. Upon receipt by the Indenture Trustee of a Company Order applicable to such Debentures and such evidence of compliance, the Indenture Trustee shall authenticate and deliver such Debentures in the manner specified in such Company Order, without receiving any consideration for such authentication and delivery.

2.7.2 No Holder shall be entitled to any right or benefit under this Indenture with respect to a Debenture, and such Debenture shall not be valid or binding for any purpose, unless such Debenture has been authenticated by the Indenture Trustee, as evidenced by the manual signature of an authorized signatory of the Indenture Trustee. Such authentication upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been issued under this Indenture.

2.7.3 Debentures bearing the manual signature of an individual who was, at the time that such signature was affixed, an authorized signatory of the Indenture Trustee, shall be valid and binding on the Indenture Trustee notwithstanding that such individual ceased to be an authorized signatory of the Indenture Trustee prior to the delivery of such Debentures.

2.7.4 The authentication by the Indenture Trustee on the Debentures shall not be construed as a representation or warranty by the Indenture Trustee as to the validity of this Indenture or of the Debentures (except in respect of the due authentication thereof) or as to the performance by the Company of its obligations under this Indenture, and the Indenture Trustee shall in no respect be liable or answerable for the use made of the Debentures or any of them or of the proceeds thereof.

2.8 Register, Transfer and Exchange.

2.8.1 The Company shall cause to be kept by and at the Corporate Trust Office of the Indenture Trustee in The City of New York, State of New York, a register, in which shall be entered the names and latest known addresses of the Holders of Debentures and the other particulars of the Debentures held by them respectively and all transfers of Debentures. Such registration shall be noted on the Debentures by the Indenture Trustee. No transfer of a Debenture shall be effective as against the Company unless made on such register by the Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Indenture Trustee, and in compliance with this Section 2.8.

2.8.2 With respect to Debentures issued as Book-Entry Only Debentures, the Company shall cause to be kept by and at the Corporate Trust Office of the Indenture Trustee in

The City of New York, State of New York, a register in which shall be entered the name(s) and latest known address(es) of the Holder(s) of each Global Debenture (being the Depository, or its nominee, for such Global Debenture) and the other particulars of the Debentures held by it (them) and all transfers of Debentures. Beneficial interest in a Global Debenture shall be represented through book-entry accounts, to be established and maintained by the Depository or its nominee for Participants acting on behalf of Beneficial Holders. The Indenture Trustee shall not be required to inquire as to or list on such register the names of any Beneficial Holders.

2.8.3 Subject to this section 2.8 and section 2.14, when Debentures are presented to the Registrar with a request to register the transfer of such Debentures or to exchange such Debentures for an equal principal amount of Debentures of other denominations with identical terms as the Debentures exchanged, the Registrar shall register the transfer or make the exchange as requested if (except in the case of an exchange for an equal principal amount of Debentures of other denominations with identical terms) its requirements for such transaction are met; provided, however, that the Debentures surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Indenture Trustee shall authenticate Debentures at the Company’s request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

2.8.4 Without the prior written consent of the Company, the Registrar shall not be required to register the transfer of or exchange of any Debenture beginning at the opening of business on any Regular Interest Record Date and ending on the close of business on the related Interest Payment Date.

2.8.5 Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Debentures in definitive form, a Global Debenture representing all or a portion of the Debentures may not be transferred except as a whole by the Depository for such series to a nominee of such Depositary or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such series or a nominee of such successor Depository.

2.8.6 Notwithstanding any other provision of this Section, any holder of a beneficial interest in a Global Debenture shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Debentures may be effected only through the Book-Based System, and that ownership of a beneficial interest in the Global Debenture shall be required to be reflected in a Book-Based System.

2.8.7 Debentures may only be transferred in denominations of $1,000 principal amount and any integral multiple of $1,000 principal amount in excess thereof.

2.9 Persons Entitled to Payment.

2.9.1 Prior to due presentment for registration of transfer of any Debenture, the Company, the Indenture Trustee and any other Person, as the case may be, may treat the Person, as the case may be, in whose name any Debenture is registered in the applicable register (including in the case of a Global Debenture, the Depository or the nominee of such Depository in whose name such Global Debenture is registered) as the absolute and sole owner of such Debenture for all purposes including receiving payment of the principal of, and any premium, if any, interest or other amount on such Debenture, receiving any notice to be given to the Holder of such Debenture, and (unless the Company shall provide to the Indenture Trustee a written notice that Applicable Law or the rules of a Recognized Stock Exchange require otherwise, on which the Indenture Trustee may rely without investigation, and shall in no way be liable to the Holders or any other Person in so relying) effecting any Act of Holders with respect to such Debenture, whether or not any payment with respect to such Debenture shall be overdue, and none of the Company, the Indenture Trustee or any other Person, as the case may be, shall be affected by notice to the contrary.

2.9.2 Delivery of a Debenture to the Indenture Trustee by or on behalf of the Holder thereof shall, upon payment of such Debenture, be a valid discharge to the Company of all obligations evidenced by such Debenture. None of the Company, the Indenture Trustee or any other Person shall be bound to inquire into the title of any such Holder.

2.9.3 In the case of the death of one or more joint Holders of a Debenture, the principal of, and premium, if any, interest and any other amounts on such Debenture may be paid to the survivor or survivors of such Holders whose receipt of such payment, accompanied by the delivery of such Debenture, shall constitute a valid discharge to the Company and the Indenture Trustee of all of their respective obligations evidenced by such Debenture.

2.10 Payment of Principal and Interest on Definitive Debentures.

2.10.1 Subject to repurchase or conversion pursuant to the terms hereof, as payments in respect of interest on the Definitive Debentures become due, interest payable on the Definitive Debentures on an Interest Payment Date will be payable by the Company to the Holders thereof in whose names the Debentures are registered at the close of business on the Regular Interest Record Date with respect to the applicable Interest Payment Date. No later than 12:00 p.m. (New York City Time) on the Business Day preceding the Interest Payment Date, the Company shall deliver sufficient funds by way of wire transfer in United States Dollars to the Indenture Trustee to enable it to forward or cause to be forwarded, to the Holder in whose name any Debenture is registered at the close of business on the Regular Interest Record Date with respect to the applicable Interest Payment Date, or in the case of joint Holders, to any one of such joint Holders whose names appear on such register, on the Interest Payment Date (or the first Business Day thereafter if the Interest Payment Date is not a Business Day), (i) a cheque by prepaid post to such Holder’s last address appearing on the relevant register, or (ii) a wire transfer to the wire transfer address provided to the Indenture Trustee in the case of such Holder on or before the Regular Interest Record Date or other applicable record date, as the case may be, in United States Dollars for such interest (less any withholding or other tax required by law to be deducted) payable to the order of such Holder or Holders. The forwarding of such funds by the Company to the Indenture Trustee and the subsequent delivery of such funds by the Indenture Trustee to the Holders by cheque or wire transfer shall satisfy and discharge the Company’s liability for payment of the interest on the Debentures to the extent of the sums represented thereby, plus the amount of any withholding or other tax deducted as aforesaid, unless such cheque is not paid at par on presentation; provided that in the event of the non-receipt of such cheque by the Holder, or the loss or destruction thereof, the Indenture Trustee on being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it shall issue to such Holder a replacement cheque for the amount of such cheque. Notwithstanding the foregoing, if the Company is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Company may make payment of such interest or make such interest available for payment in any other manner acceptable to the Indenture Trustee with the same effect as though payment had been made in the manner provided above so long as such payment is made in cash to the Holders and there is no delay in making such payment.

2.10.2 If a Debenture or a portion thereof is repurchased, redeemed or converted and the Payment Date or Conversion Date is subsequent to a Regular Interest Record Date but prior to the related Interest Payment Date, interest accrued on such Debenture up to but excluding the Payment Date or the Conversion Date will be paid to the Holder who submitted such Debenture or portion thereof for purchase or conversion upon presentation and surrender of such Debenture to the Corporate Trust Office.

2.10.3 Subject to the foregoing provisions of this section, each Debenture delivered upon the transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Debenture.

2.11 Book-Based System.

2.11.1 The Debentures shall initially be issued as Book-Entry Only Debentures and shall be represented by one or more fully-registered permanent global security certificates in the form of the certificate set out in Schedule “A” hereto together with the legend(s) substantially in the form provided for in Schedule “A-1” (the “Global Debentures(s)”). The Global Debenture(s) shall be held by, or on behalf of, the Depository as depository of the Participants in the Book-Based System and shall be registered in the name of “CEDE & Co.” as the nominee of the Depository (or such other name as the Depository may use from time to time as its nominee for the purposes of the Book-Based System). No Beneficial Holder will receive Definitive Debentures representing its beneficial ownership in Debentures unless the Company terminates the use of the Book-Based System with respect to the Debentures, or as otherwise provided in section 2.14.

2.11.2 If the Debentures cease to be held and/or traded in the Depository’s Book-Based System, the Company covenants and agrees that it shall use reasonable efforts to make such other book entry arrangements that it determines are reasonable for the Debentures.

2.12 Payments of Principal and Interest for Book-Entry Only Debentures. Subject to section 3.3 and ARTICLE 6, as payments in respect of principal and interest on the Debentures represented by the Global Debenture(s) become due, the Company shall (except in cases of payments or reductions of principal on repurchase, redemption or conversion which shall be made only upon presentation and/or surrender of the Global Debenture(s), if applicable) no later than on the applicable Interest Payment Date or on the Maturity Date, as the case may be, provide to the Indenture Trustee such payment by electronic funds transfer in United States Dollars to an account designated by the Indenture Trustee, at or before 12:00 p.m. (New York City Time) on the Business Day preceding such Interest Payment Date or Maturity Date, as the case may be, for all amounts due in respect of such principal and interest on the Debentures represented by the Global Debenture(s) to enable the Indenture Trustee to forward or cause to be forwarded such funds to the Depository for credit by the Depository to Participants’ accounts. Neither the Company nor the Indenture Trustee for any Debenture issued as a Global Debenture will be liable or responsible to any Person for any aspect of the records related to or payments made on account of beneficial interests in any Global Debenture, including maintaining, reviewing or supervising any records relating to such beneficial interests. For greater certainty, it is acknowledged that payment of principal amount on any Global Debenture shall be made only upon presentation and, if fully paid or fully converted, surrender of such Global Debenture.

2.13 Ranking. The Debentures issued under this Indenture constitute a senior unsecured obligation of the Company (subject to obligations preferred by mandatory provisions or Applicable Law), ranking equally with other existing and future senior unsecured indebtedness of the Company and ranking senior to any existing or future subordinated indebtedness of the Company.

2.14 Definitive Debentures.

2.14.1 Notwithstanding any other provision of this Indenture, a Global Debenture shall be transferred to or registered in the names of the Beneficial Holders thereof in the form of Definitive Debentures in an aggregate principal amount equal to the principal amount of such Global Debenture, in exchange for such Global Debenture, only if such transfer complies with this section 2.14 and the following circumstances occur:

(i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Debenture and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the 1934 Act and, in either case, a successor depositary is not appointed by the Company within 90 days of such notice,

(ii) an Event of Default has occurred and is continuing and the Indenture Trustee has received a request from the Depository for such transfer, or

(iii) the Company, at its option, notifies the Indenture Trustee in writing that it elects to cause the issuance of Debentures in definitive form under this Indenture,

then, upon surrender by the Holder of the Global Debenture, Definitive Debentures will be issued to each person that the Holder of the Global Debenture and the Depository identify as being the Beneficial Holder of the related Debentures, and such Global Debenture shall then be cancelled and destroyed by the Indenture Trustee pursuant to Section 2.17. In addition, beneficial interests in a Global Debenture may be exchanged for Definitive Debentures upon written notice given to the Indenture Trustee by or on behalf of the Depository in accordance with this Indenture.

2.14.2 In all cases, Definitive Debentures delivered in exchange for any Global Debenture or beneficial interests in Global Debentures will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures) and (if Restricted Debentures) will bear the applicable restrictive legends referred to Schedule “A-1” hereof, unless the Company determines that such legend is not required by Applicable Law and is removed in accordance with Section 2.20.

2.14.3 Any Global Debenture that is transferable to the Beneficial Holders thereof pursuant to this section 2.14 shall be surrendered by the Depository to the Indenture Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Indenture Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Debenture, an equal aggregate principal amount of Definitive Debentures of authorized denominations. Any portion of a Global Debenture transferred pursuant to this section 2.14 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount or any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Debenture delivered in exchange for an interest in the Global Debenture representing Restricted Debentures shall, except as otherwise provided by section 2.15 hereof, bear the applicable restricted securities legend and definitive note legend set forth as provided in section 2.20 and Schedule “A-1” hereto.

2.14.4 Subject to the provisions of this section 2.14, the Holder of a Global Debenture shall be entitled to grant proxies and otherwise authorize any Person to take any action which a Holder is entitled to take under this Indenture or the Debentures.

2.14.5 In the event of the occurrence of one of the events specified in subsection 2.14.1, the Company shall promptly make available to the Indenture Trustee a reasonable supply of executed Definitive Debentures in definitive, fully registered form without interest coupons. In the event that the Definitive Debentures are not issued to each such Beneficial Holder promptly after the Registrar has received a request from the Holder of a Global Debenture to issue such Definitive Debenture, or Definitive Debentures otherwise become issuable pursuant to Section 2.15.1, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to ARTICLE 9 of this Indenture, the right of any Beneficial Holder of Debentures to pursue such remedy with respect to the portion of the Global Debenture that represents such Beneficial Holder’s Debentures as if such Definitive Debentures had been issued.

2.14.6 By its acceptance of any Debenture bearing any legend in Schedule “A-1”, each Holder of such Debenture acknowledges the restrictions on transfer of such Debenture set forth in this Indenture, in such legend in Schedule “A-1” and in Applicable Law and agrees that it will transfer such Debenture only as provided in this Indenture, in such legend and in Applicable Law.

2.14.7 For so long as this Indenture is in effect, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to section 2.7, section 2.8 or this section 2.14. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

2.15 Special Transfer Provisions.

2.15.1 Global Debenture certificates representing Restricted Debentures bearing the U.S. Legend only shall be identified by a CUSIP number different from the CUSIP number that identifies the Restricted Debentures bearing both the Reg S Legend and the Canadian Legend, or the CUSIP number that identifies the Unrestricted Debentures. The Indenture Trustee shall act as Registrar and shall maintain a list (the “Register”) of holders of Debentures and the CUSIP numbers under which such Holders hold the Debentures.

2.15.2 If Restricted Debentures bearing a U.S. Legend only are eligible to be sold in accordance with Rule 144 of the 1933 Act or the U.S. Legend is eligible to be removed in accordance with the provisions of Rule 144(b)(1) (a “Non-Exempt Sale”), upon (i) written request by a Participant on behalf of a Beneficial Holder in the case of a Global Debenture (the Indenture Trustee shall be entitled to rely on any document in writing provided by the Depository which identifies such Participant as a Participant with respect to the aggregate principal amount of Debentures in respect of which such request is given) and by a Holder in the case of Definitive Debentures, accompanied by (ii) an opinion of the Company’s United States legal counsel, which shall be provided as promptly as practicable at the Company’s expense, that, following such sale or the satisfaction of conditions under Rule 144(b)(1), the U.S. Legend is no longer required under the applicable requirements of the 1933 Act or state securities laws, and upon (iii) the written direction of the Company, the Indenture Trustee shall instruct the Depository to reduce the aggregate principal amount of Debentures represented by the CUSIP number designated for the Restricted Debentures bearing the U.S. Legend only by the aggregate principal amount of Debentures sold in a Non-Exempt Sale, as applicable, and increase the aggregate principal amount of Debentures represented by the CUSIP number designated for Unrestricted Debentures by the same aggregate principal amount of Debentures; provided that in each case the Company’s United States legal counsel may, as to any fact known to the Holder that forms a basis for the opinion, rely conclusively on a certificate provided by such Holder, and shall be entitled to withhold its opinion in the absence of a certificate reasonably satisfactory to it regarding such factual matters.

2.15.3 If a Beneficial Holder of a Restricted Debenture bearing the U.S. Legend only wishes at any time to exchange its beneficial interest therein for a beneficial interest in a Restricted Debenture bearing both the Reg S Legend and the Canadian Legend, or to transfer such beneficial interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Debenture bearing both the Reg S Legend and the Canadian Legend, then such exchange or transfer may be effected, subject to the applicable rules and procedures of the Depository (the “Applicable Procedures”) and minimum denomination requirements, only in accordance with this subsection 2.15.3. Upon receipt by the Indenture Trustee at its Corporate Trust Office of: (i) written instructions given in accordance with the Applicable Procedures from a Participant directing the Indenture Trustee to credit or cause to be credited to a specified Participant’s account a beneficial interest in the Restricted Debenture bearing both the Reg S Legend and the Canadian Legend in a principal amount equal to that of the beneficial interest in the Restricted Debenture bearing the U.S. Legend only to be so exchanged or transferred (the “Transferred Amount”), (ii) written orders from the Participant whose account is to be debited hereunder given in accordance with the Applicable Procedures containing information regarding the account of the Participant to be credited with, and the account of the Participant to be debited for, such beneficial interest, and (iii) a certificate in substantially the form of Appendix II to Schedule “A” hereto given by the Beneficial Holder of the Debenture to be so transferred, the Indenture Trustee shall instruct the Depository to reduce the aggregate principal amount of the Restricted Debenture bearing the U.S. Legend only, and to increase the aggregate principal amount of the Restricted Debenture bearing both the Reg S Legend and the Canadian Legend, by the Transferred Amount indicated in the written instructions delivered pursuant to this Section 2.15.3, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Participant) a beneficial interest in the Restricted Debenture bearing both the Reg S Legend and the Canadian Legend (or the Global Debenture representing such Debenture) having an aggregate principal amount equal to the Transferred Amount indicated in the written instructions delivered pursuant to this subsection 2.15.3.

2.15.4 If the Beneficial Holder of a Restricted Debenture bearing both the Reg S Legend and the Canadian Legend wishes at any time to exchange its beneficial interest therein for a beneficial interest in a Restricted Debenture bearing the U.S. Legend only, or to transfer such beneficial interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Debenture bearing the U.S. Legend only, then such exchange or transfer may be effected, subject to the Applicable Procedures and minimum denomination requirement, only in accordance with this subsection 2.15.4. Upon receipt by the Indenture Trustee at its Corporate Trust Office of: (i) written instructions given in accordance with the Applicable Procedures from a Participant directing the Indenture Trustee to credit or cause to be credited to a specified Participant’s account a beneficial interest in the Restricted Debenture bearing the U.S. Legend in a principal amount equal to that of the beneficial interest in the Restricted Debenture bearing both the Reg S Legend and the Canadian Legend to be so exchanged or transferred (also the “Transferred Amount”), (ii) written orders from the Participant whose account is to be debited hereunder given in accordance with the Applicable Procedures containing information regarding the account of the Participant to be debited with, and the account of the Participant to be credited for, such beneficial interest and (iii) a certificate in substantially the form set forth in Appendix II to Schedule “A” hereto given by the Beneficial Holder of the Debenture to be so transferred, the Indenture Trustee shall instruct the Depository to reduce the aggregate principal amount of the Restricted Debenture bearing both the Reg S Legend and the Canadian Legend, and to increase the aggregate principal amount of the Restricted Debenture bearing the U.S. Legend only, by the Transferred Amount indicated in the written instructions delivered pursuant to Section 2.15.4, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Participant) a beneficial interest in the Restricted Debenture bearing the U.S. Legend only having an aggregate principal amount equal to the Transferred Amount indicated in the written instructions delivered pursuant to Section 2.15.4.

2.15.5 Unless otherwise instructed by the Company in writing, after the expiry of four months from the date hereof, the Indenture Trustee shall, upon written request from a Holder of Restricted Debentures bearing both the Reg S Legend and the Canadian Legend, instruct the Depository to reduce the aggregate principal amount of Debentures represented by the CUSIP number designated for the Restricted Debentures bearing both the Reg S Legend and the Canadian Legend by the aggregate principal amount of Debentures subject to such request, and (i) if the Debentures subject to such request have been sold in a Non-Exempt Sale in accordance with subsection 2.15.2 as confirmed to the Indenture Trustee by the Company in writing, increase the aggregate principal amount of Debentures represented by the CUSIP number designated for Unrestricted Debentures by the same aggregate principal amount of Debentures, or (ii) if the Debentures subject to such request have not been sold in a Non-Exempt Sale as confirmed to the Indenture Trustee by the Company in writing, increase the aggregate principal amount of Debentures represented by the CUSIP number designated for Restricted Debentures bearing the U.S. Legend only by the same aggregate principal amount of Debentures.

2.15.6 Neither the Indenture Trustee nor any agent thereof shall: (i) have any duty to monitor compliance with or with respect to any Canadian federal or provincial or other securities or tax laws, or any United States federal or state or other securities or tax laws or (ii) except as specifically provided herein, have any duty to obtain documentation on any transfers or exchanges of Debentures.

2.15.7 Transfers and exchanges of Definitive Debentures shall be effected using substantially the procedures prescribed in this Section 2.15, mutatis mutandis.

2.16 Additional Amounts.

2.16.1 Any payments made by or on behalf of the Company under or with respect to the Debentures will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless the Company or any other payor is required to withhold or deduct Taxes by Applicable Law or by the interpretation or administration thereof by the relevant Governmental Authority. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Debentures, the Company will make such withholding or deduction and will remit the full amount withheld or deducted to the relevant Governmental Authority as and when required by Applicable Law and the Company will pay to the Indenture Trustee such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of Debentures (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to any payment to a Holder (an “Excluded Holder”) in respect of a Beneficial Holder who is liable for such Taxes in respect of such Debentures (i) by reason of such Holder or Beneficial Holder being a Person with whom the Company is not dealing at arm’s length for the purposes of the Income Tax Act (Canada) at the time of making such payment, or (ii) by reason of the existence of any present or former connection between such Holder or Beneficial Holder and Canada or any province or territory thereof other than solely by reason of the Holder’s activity in connection with purchasing the Debentures, the mere holding, deemed holding, use or ownership of the Debentures, or receiving payments under or enforcing any rights in respect of such Debentures as a non-resident or deemed non-resident of Canada or any province or territory thereof. The Company agrees to indemnify and hold harmless each Holder and reimburse such Holder, upon its written request, for the amount of any Taxes referred to in this Section 2.16.1 so levied or imposed or paid by such Holder.

2.16.2 Within 90 days after the date the payment of any Taxes is due pursuant to Applicable Law, the Company will furnish to the Indenture Trustee copies of tax receipts evidencing such payment by the Company.

2.16.3 Whenever in the Indenture or in any Debenture there is mentioned, in any context, the payment of principal (and premium, if any), a purchase price pursuant to an Offer to Purchase, interest or any other amount payable under or with respect to any Debenture, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

2.16.4 The Company covenants that if it is determined that it is required under the Applicable Laws to make any deduction or withholding on payments of principal of or interest on the Debentures for or on account of any Taxes, at least 10 days prior to the first date on which amounts of principal or interest under this Indenture shall be payable on which deduction or withholding for Taxes would be required, and at least 10 days prior to each subsequent date on which amounts of principal or interest under this Indenture shall be payable for so long as such payments are subject to deduction or withholding for Taxes, the Company shall furnish the Indenture Trustee (and the Paying Agent, if different from the Indenture Trustee) with an Officer’s Certificate (but only if there has been any change with respect to the matters set forth in any previously delivered Officer’s Certificate) instructing the Indenture Trustee (and the Paying Agent, if different from the Indenture Trustee) as to whether such payment of principal of or any interest on such Debentures shall be made without deduction or withholding for or on account of any Taxes. If any such deduction or withholding shall be required by the Applicable Laws, then such certificate shall specify the amount, if any, required to be deducted or withheld on such payment to the relevant recipient, shall certify that the Company shall pay such deduction or withholding amount to the appropriate taxing authority, and shall certify that the Company shall pay or cause to be paid to the Indenture Trustee (or the Paying Agent, if different from the Indenture Trustee) the Additional Amounts, if any, required under subsection 2.16.1.

2.16.5 The Company agrees to indemnify the Indenture Trustee (and the Paying Agent, if different from the Indenture Trustee) for, and to hold each harmless against, any loss, liability or expense reasonably incurred without bad faith, negligence or willful misconduct on its part arising out of or in connection with actions taken or omitted by it in reliance on any Officer’s Certificate furnished pursuant to this Section 2.16 or any failure to furnish such a certificate.

2.16.6 The obligations of the Company pursuant to this Section 2.16 shall survive termination or discharge of this Indenture, repayment of the Debentures and/or the resignation or removal of the Indenture Trustee (and the Paying Agent, if different from the Indenture Trustee).

2.17 Cancellation of Debentures.

2.17.1 All Debentures surrendered for payment of the final amount required to be paid thereon or that have been repurchased as contemplated by ARTICLE 3, or that have been surrendered to the Indenture Trustee for registration of exchange or transfer, shall be promptly cancelled by the Indenture Trustee on receipt. The Indenture Trustee shall give prompt written notice to the Company of the particulars of any Debentures cancelled by it.

2.17.2 The Company or Holder, as applicable, shall deliver to the Indenture Trustee (including, with respect to Book-Entry Only Debentures, by delivery effected only through the Book-Based System) for cancellation any Debentures which the Company has purchased or paid the final amount required to be paid thereon or the Holder has exchanged, and upon receipt of such Debentures all such Debentures so delivered shall be cancelled by the Indenture Trustee.

2.17.3 All Debentures which have been cancelled by the Indenture Trustee shall be destroyed by the Indenture Trustee in accordance with its standard practices, and the Indenture Trustee shall furnish to the Company a destruction certificate setting forth the numbers and denominations of the Debentures so destroyed; provided however, in the case of a Global Debenture, if the entire aggregate principal amount of a Global Debenture is not cancelled, the Global Debenture shall not be destroyed and the remaining aggregate principal amount shall remain outstanding.

2.18 Mutilated, Lost, Stolen or Destroyed Debentures.

2.18.1 If any Debenture has been mutilated or defaced or has or has been alleged to have been lost, stolen or destroyed, then, on application by the applicable Holder to the Indenture Trustee, the Company may, in its discretion, execute, and upon such execution the Indenture Trustee shall authenticate and deliver a new Debenture of the same date and amount as the defaced, mutilated, lost, stolen or destroyed Debenture in exchange for and in place of the defaced or mutilated Debenture, and in lieu of and in substitution for the lost, stolen or destroyed Debenture. Notwithstanding the foregoing, no Debenture shall be delivered as a replacement for any Debenture which has been mutilated or defaced otherwise than upon surrender of the mutilated or defaced Debenture, and no Debenture shall be delivered as a replacement for any Debenture which has been lost, stolen or destroyed unless the applicant for the replacement Debenture has furnished to the Company and the Indenture Trustee evidence, reasonably satisfactory in form and substance to the Company and the Indenture Trustee, of its ownership of, and of such loss, theft or destruction of, such Debenture and has provided, if requested by either the Company or the Indenture Trustee, a surety bond and indemnity to the Company and the Indenture Trustee in amount, form and substance reasonably satisfactory to each of them. Any instructions by the Company to the Indenture Trustee under this section shall include such indemnity for the protection of the Indenture Trustee as the Indenture Trustee may reasonably require.

2.18.2 If any mutilated, defaced, lost, stolen or destroyed Debenture has become or is about to become due and payable, the Company, in its discretion, may, instead of executing a replacement Debenture, pay to the Holder thereof the full amount outstanding on such mutilated, defaced, lost, stolen or destroyed Debenture.

2.18.3 Upon the issuance of a replacement Debenture, the Company may require the applicant for such replacement Debenture to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to such issuance and any other expenses (including the fees and expenses of the Indenture Trustee and the Company) connected with such issuance.

2.18.4 Each replacement Debenture shall bear a unique serial number and be in a form otherwise identical to the Debenture it replaces and shall be entitled to the benefits of this Indenture to the same extent and in the same manner as the Debenture it replaces.

2.18.5 Unless the Company instructs the Indenture Trustee in writing otherwise, the Indenture Trustee shall, in accordance with its practice, destroy each mutilated or defaced Debenture surrendered to and cancelled by it and in respect of which a replacement Debenture has been delivered or moneys have been paid and shall, as soon as reasonably practicable, furnish to the Company a certificate as to such destruction specifying in numerical sequence the serial numbers of the Debentures so destroyed.

2.19 Access to Lists of Holders.

2.19.1 The register of Holders of Debentures maintained by the Indenture Trustee will, at all reasonable times, be open for inspection by the Company.

2.19.2 If three or more Holders or Beneficial Holders (hereinafter referred to as “Applicants”) apply in writing to the Indenture Trustee, and furnish the Indenture Trustee reasonable proof that each such Applicant has owned of record or beneficially a Debenture for a period of at least six months preceding the date of such application, and such application states that the Applicants desire to communicate with other Holders or Beneficial Holders with respect to their rights under this Indenture or under the Debentures and is accompanied by a copy of the form of proxy or other communication which such Applicants propose to transmit, then the Indenture Trustee shall, within five Business Days after the receipt of such application, at its election, either:

(a) afford such Applicants access to the information in respect of such Debentures maintained at the time by the Indenture Trustee in accordance with subsection 2.8.1; or

(b) inform such Applicants as to the approximate number of Holders whose names and addresses appear in the information maintained at the time by the Indenture Trustee in accordance with subsection 2.8.1 and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

2.19.3 Every Holder, by receiving and holding the same, agrees with the Company and the Indenture Trustee that neither the Company nor the Indenture Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with subsection 2.19.2, regardless of the source from which such information was derived.

2.19.4 The Indenture Trustee shall not be obliged to recognize an Applicant who is a Beneficial Holder as a Person entitled to rights under this Section 2.19 unless the application under subsection 2.19.2 of such Applicant is accompanied by a duly executed proxy or power of attorney from the registered Holder through whom such Applicant holds its beneficial interest in the Debentures, and a proxy or power of attorney from each Participant who is an intermediary between such registered Holder and such Applicant, naming such Applicant as the proxy or attorney of the registered Holder with full power and authority on behalf of such Holder to exercise all rights of such Holder and receive all information due to such Holder pursuant to this Section 2.19.

2.20 Legends on Debentures.

2.20.1 Each Global Debenture and Definitive Debenture certificate representing the Restricted Debentures, each certificate representing the Common Shares issuable upon conversion, repurchase or maturity of such Restricted Debentures, and each certificate issued in exchange therefor or in substitution therefor shall bear the applicable restricted securities legend set forth in Schedule “A-1” hereto designated as the “U.S. Legend” unless otherwise directed by the Company; provided, that the U.S. Legend may be removed pursuant to subsection 2.15.2; provided, further, that none of the $77,490,000 aggregate principal amount of Debentures initially issued hereunder are Restricted Debentures and the certificates representing such Debentures (or any Common Shares issuable upon conversion, repurchase or maturity of such Debentures) shall not bear any restricted security legend, and transfers into Restricted Debentures are prohibited, notwithstanding any other provision herein or in the Debentures to the contrary.

2.20.2 Each Global Debenture certificate shall bear a legend in substantially the form designated as the “Global Debenture Legend” in Schedule “A-1” hereto subject to modification as required by the Depository.

2.20.3 Each Global Debenture or Definitive Debenture certificate representing the Restricted Debentures that is issued to a resident of Canada, each certificate representing the Common Shares issuable upon conversion or maturity of such Restricted Debentures prior to the expiration of four months from the Issue Date, and each certificate issued in exchange therefor or in substitution therefor shall bear the legends designated as the “Canadian Legend” and the “Reg S Legend” on Schedule “A-1”, as applicable, unless otherwise directed by the Company; provided, however, that none of the $77,490,000 aggregate principal amount of Debentures initially issued hereunder (or any Common Shares issuable upon conversion, repurchase or maturity of such Debentures) shall bear the Canadian Legend or Reg S Legend and transfers into Canadian Legend or Reg S Legend Debentures are prohibited, notwithstanding any other provision herein or in the Debentures to the contrary.

2.21 Termination of Restrictions Under 1933 Act and Removal of Legends. Any Restricted Debentures bearing a U.S. Legend shall not be required to contain the U.S. Legend or any other restrictive United States legend if such Debentures are: (a) resold pursuant to an effective registration statement covering the resale of the U.S. Debentures under the Act; (b)(i) sold, assigned or transferred pursuant to Rule 144(b) under the 1933 Securities Act (“Rule 144”) or (ii) has been held for more than one year and the U.S. Legend is eligible to be removed under Rule 144; or (c) not required to bear such restrictive legend under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC); provided, in each case, that the Company provides the Indenture Trustee with an opinion letter of legal counsel to the Company that the U.S. Legend may be removed.

If the U.S. Legend is not required pursuant to the foregoing, the Company shall following the delivery by the selling Holder to the Company or the Indenture Trustee (with notice to the Company) of evidence of beneficial ownership or a Definitive Debenture, if applicable, representing such Restricted Debenture bearing a U.S. Legend (endorsed or with stock powers or allonges or similar documents attached, signatures guaranteed, and otherwise in form necessary to effect the reissuance and/or transfer, if applicable), together with any other deliveries from the selling Holder as may be required, as directed by the selling Holder, either: (A) if Definitive Debentures are being delivered, deliver to (or cause to be delivered to) the selling Holder a Definitive Debenture that is free from all restrictive and other legends or (B) credit the balance account of such selling Holder or its nominee with the Depository, by book entry, with an amount of Debentures that are free from all restrictive legends, in each case equal to the number of Restricted Debentures bearing a U.S. Legend represented by the certificate so delivered by such selling Holder. The Company will use reasonable best efforts to deliver an opinion letter of legal counsel promptly following delivery of all required documents, properly completed so as to enable such Holder to remove legends pursuant to this Section.

ARTICLE 3

REPURCHASE AND CANCELLATION OF DEBENTURES

3.1 No Optional Redemption of Debentures. Except as set forth in Section 3.3.8, the Company shall not have the right to redeem the Debentures.

3.2 Purchase or Exchange of Debentures.

3.2.1 Provided that no Event of Default has occurred and is continuing, the Company may purchase all or any of the Debentures in the open market (which shall include purchase from or through an investment dealer or a firm holding membership on a Recognized Stock Exchange or a purchase on the PORTAL Market) or by public or private tender, exchange or by private contract at any price, subject to compliance with Applicable Securities Laws. If an Event of Default, other than an Event of Default under Subsections 9.1(a) and 9.1(b), has occurred and is continuing, the Company may purchase all or any of the Debentures as aforesaid with the exception of by private contract. If an Event of Default under Subsections 9.1(a) and 9.1(b) has occurred and is continuing, the Company may not purchase any of the Debentures in any manner.

3.2.2 If, upon an invitation for tenders, more Debentures than the Company is prepared to accept are tendered at the price which the Company has agreed to pay, the Debentures to be purchased by the Company will be selected by the Indenture Trustee in such manner (which may include pro rata) as the Indenture Trustee may deem equitable, from the Debentures tendered by each tendering Debentureholder who has tendered at such price. For this purpose, the Indenture Trustee may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected and regulations so made shall be valid and binding upon all Debentureholders and, notwithstanding the fact that, as a result thereof, one or more of such Debentures become subject to purchase in part only. The Holder of any Debenture of which a part only is purchased, upon surrender of such Debenture to the Company for payment, shall be entitled to receive, without expense to such Holder, a replacement Debenture for and evidencing the same obligation as the unpurchased part so surrendered and the Indenture Trustee, upon the written instruction of the Company, shall authenticate and deliver such replacement Debenture upon receipt of the Debenture so surrendered.

3.3 Repurchase of Debentures upon a Change of Control.

3.3.1 The Company must commence, within 30 days of the occurrence of a Change of Control, an offer to purchase (the “Offer to Purchase”) for all Debentures then Outstanding. The Offer to Purchase shall be made at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon (if any) (the “Change of Control Purchase Price”) up to but excluding the date of purchase (the “Payment Date”). An Offer to Purchase shall be open for at least 20 Business Days and the Payment Date shall be the Business Day following the expiry of the Offer to Purchase, or such other date as may be appropriate to comply with Applicable Securities Laws.

3.3.2 An Offer to Purchase shall be commenced by the Company mailing said Offer to Purchase to the Indenture Trustee and by the Indenture Trustee mailing a notice to each

Debentureholder, which notice and Offer to Purchase shall specify: (i) the covenant contained herein pursuant to which the offer is being made and that all Debentures validly tendered on or before 5:00 p.m. (New York City Time) on the Business Day immediately preceding the Payment Date will be accepted for payment; (ii) the purchase price and the Payment Date; (iii) that any Debenture not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults on the payment of the purchase price, any Debenture accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest and shall be null and void as an obligation of the Company on and after the Payment Date; (v) that Holders electing to have a Debenture purchased pursuant to the Offer to Purchase will be required to surrender the Debenture to the Indenture Trustee at the Corporate Trust Office or such other address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date (or, with respect to Book-Entry Only Debentures, by presentation thereof through the Book-Based System); (vi) that Holders will be entitled to withdraw their election if the Indenture Trustee receives, not later than the close of business on the Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Debentures delivered for purchase and a statement that such Holder is withdrawing his election to have such Debentures purchased; and (vii) that Holders whose Debentures are being purchased only in part will be issued replacement Debentures equal in principal amount to and as evidence of the same underlying indebtedness as was evidenced by the unpurchased portion of the Debentures surrendered; provided that each Debenture purchased and each replacement Debenture issued shall be in a principal amount of $1,000 or integral multiples thereof.

3.3.3 No later than 10:00 a.m. (New York City Time) on the Business Day preceding the Payment Date and on or before the delivery of the 90% Redemption Right Notice the Company shall deposit with the Indenture Trustee money sufficient to pay the purchase price of all Debentures or portions thereof accepted for repurchase. On the Payment Date, the Company shall (i) accept for payment Debentures or portions thereof tendered pursuant to the Offer to Purchase; and (ii) deliver, or cause to be delivered, to the Indenture Trustee all Debentures or portions thereof so accepted together with an Officer’s Certificate specifying the Debentures or portions thereof accepted for payment by the Company.

3.3.4 The Indenture Trustee shall as soon as practicable mail to the Holders of Debentures so tendering payment in an amount equal to the purchase price, and shall as soon as practicable authenticate and mail to such Holders a replacement Debenture (or, with respect to Book-Entry Only Debentures, by delivery effected through the Book-Based System) equal in principal amount to any unpurchased portion of the Debenture surrendered; provided that each Debenture purchased and each replacement Debenture issued shall be in a principal amount of $1,000 or integral multiples thereof.

3.3.5 The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date.

3.3.6 The Company will comply with all Applicable Securities Laws in the event that the Company is required to make an Offer to Purchase in connection with a Change of Control.

3.3.7 If a Change of Control that is a Cash Transaction occurs, the Company shall give written notice to the Indenture Trustee and all Debentureholders at least 20 days prior to the anticipated Effective Date of such Cash Transaction. In that event, each Debentureholder converting any Debenture pursuant to ARTICLE 4 at any time prior to the Effective Date shall be entitled to receive, in addition to the number of Common Shares such Debentureholder would otherwise have been entitled to receive pursuant to ARTICLE 4, an additional number of Common Shares (“Additional Shares”) as set forth below:

(a) the number of Additional Shares to which the Debentureholder shall be entitled for every $1,000 of principal amount of the Debentures being converted shall be determined by reference to the table set out in Schedule “C” hereto, based on the Effective Date of the Cash Transaction and the Common Share Price;

(b) if the Common Share Price is in excess of $20.00 per Common Share or if the Common Share Price is less than $1.32 per Common Share, no Additional Shares shall be issued upon conversion;

(c) if the Common Share Price is between two Common Share Price amounts in the table set out in Schedule “C” or the Effective Date is between two dates in said table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Common Share Price amounts and the two dates, as applicable, based on a 365-day year; and

(d) the Common Share Prices set forth in the first row of the table in Schedule “C” hereto and set forth in the paragraph (b) above shall be adjusted as of any date on which the Conversion Number is adjusted pursuant to ARTICLE 5. The adjusted Common Share Price shall equal the Common Share Price applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Number immediately prior to the adjustment giving rise to the Common Share Price adjustment and the denominator of which is the Conversion Number as so adjusted. The number of Additional Shares which the Company is obligated to deliver shall be subject to adjustment in the same manner as the Conversion Number as set forth in ARTICLE 5;

and the Company shall provide the Indenture Trustee with an Officer’s Certificate calculating the Additional Shares issuable, upon which the Indenture Trustee may rely without investigation, and shall in no way be liable to the Holders or Beneficial Holders or any other Person in so relying.

3.3.8 If 90% or more in aggregate principal amount of Debentures outstanding on the date the Company commences the Offer to Purchase to Holders have been tendered for purchase pursuant to the Offer to Purchase, and not withdrawn, by the expiration thereof, the Company has the right upon written notice containing all of the information to be delivered to the Holders in the notice described in this section provided to the Indenture Trustee within five Business Days following the expiration of the Offer to Purchase (the “90% Redemption Right Notice”), to redeem all, but not less than all, the Debentures remaining outstanding on the expiration of the Offer to Purchase at the Change of Control Purchase Price as at the Payment Date (the “90% Redemption Right”), such purchase to be made at a date (the “Redemption Right Purchase Date”) which shall be no later than five Business Days following such notice to the Trustee.

Upon receipt of the 90% Redemption Right Notice that the Company has exercised or is exercising the 90% Redemption Right and is acquiring the remaining Debentures, the Indenture Trustee shall promptly provide written notice to each Holder that did not previously accept the Offer to Purchase that:

(A) the Company has exercised the 90% Redemption Right and on the Redemption Right Purchase Date will purchase all outstanding Debentures effective as of the Payment Date at the Change of Control Purchase Price, plus interest on such Debentures to but not including the Redemption Right Purchase Date, and shall include a calculation of the amount payable to such holder as payment of the Change of Control Purchase Price, plus interest, as at the Redemption Right Purchase Date;

(B) each such Holder must transfer its Debentures to the Company on the same terms as those holders that accepted the Offer to Purchase and must send all certificates representing the Debentures held or owned by such Holder, duly endorsed for transfer, if Definitive Debenture, to the Indenture Trustee prior to the Redemption Right Purchase Date; and

(C) the rights of such Holder under the terms of the Debentures and this Indenture cease to be effective as of the Payment Date and thereafter the Debentures shall not be considered to be Outstanding provided the Company has, on or before the time of notifying the Indenture Trustee of the exercise of the 90% Redemption Right and on or prior to the Payment Date, paid the Change of Control Purchase Price in respect of such Debentures to, or to the order of, the Indenture Trustee and the Holder shall not have any right with respect to the Debentures except to receive such Holder’s Change of Control Purchase Price upon surrender and delivery of such Holder’s Debentures in accordance with the Indenture. If the Company desires to exercise the 90% Redemption Right and have the rights of Holders of all Debentures extinguished as of the Payment Date, it must deposit with the Indenture Trustee on the Business Day prior to the Payment Date funds sufficient to repay principal and accrued interest on all Debentures, which deposit shall be irrevocable unless, following the expiration of the Offer to Purchase, it is determined that less than 90% in aggregate principal amount of Debentures have been tendered, in which case the Trustee shall return to the Company any funds remaining following payment of tendering Debentureholders.

3.4 Delivery and Cancellation of Exchanged or Purchased Debentures. All Debentures exchanged or purchased by the Company in whole or in part pursuant to this ARTICLE 3 shall be forthwith delivered to the Trustee (including, with respect to Book-Entry Only Debentures, by delivery effected only through the Book-Based System) and cancelled by the Indenture Trustee pursuant to Section 2.17 and may not be reissued or resold and no Debentures shall be issued in substitution therefor.

3.5 Failure to Surrender Debenture Certificate. In case the Holder of any Debenture to be purchased or redeemed in accordance with this ARTICLE 3 shall fail on or before the Payment Date in respect of a purchase pursuant to

Section 3.3 or on or before the Redemption Right Purchase Date in respect of a redemption pursuant to the 90% Redemption Right, so to surrender such Holder’s Debenture or shall not within such time accept payment of the monies payable, or give such receipt therefor, if any, as the Indenture Trustee may require, such monies may be set aside in trust, without interest, in the trust department of the Indenture Trustee, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and the Debentureholder shall have no other right except to receive payment of the monies so paid and deposited, upon surrender and delivery up of such Holder’s Debenture. In the event that any money required to be deposited hereunder with the Indenture Trustee or any depository or paying agent on account of principal or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of six years from the Payment Date, then such monies shall at the end of such period at the written request of the Company be paid over or delivered over, upon the written request of the Company, by the Indenture Trustee, or such depository or paying agent, to the Company, and none of the Indenture Trustee, the depository or paying agent shall be responsible to Debentureholders for any amounts owing to them and, subject to Applicable Laws, thereafter the Holder of the Debenture in respect of which such money was so repaid to the Company shall have no rights in respect thereof except to obtain payment due from the Company, subject to any limitation period provided by the Applicable Laws.

ARTICLE 4

CONVERSION

4.1 Conversion Right.

4.1.1 Each Holder shall have the right at any time from the date of issue of the Debentures until the close of business on the earlier of (i) the Business Day immediately preceding the Maturity Date or, (ii) if Debentures are to be repurchased pursuant to section 3.3, the Business Day immediately preceding the Payment Date or Redemption Right Purchase Date, as the case may be, at his option to convert each $1,000 principal amount of his Debentures into that number of Common Shares equal to the Conversion Number, all on the terms and subject to the conditions provided in this ARTICLE 4, provided that the only shares issuable on conversion of the Debentures shall be shares that are “prescribed securities” as defined in section 6208 of the regulations to the Income Tax Act (Canada).

4.1.2 In order to exercise its option to convert provided pursuant to subsection 4.1.1, a Holder will be required to deliver to the Indenture Trustee at the Corporate Trust Office or any other place specified in the Maturity Notice or the Offer to Purchase, as the case may be, on or prior to the Business Day immediately preceding the Maturity Date or the Payment Date or Redemption Right Purchase Date, as the case may be, a conversion notice in the form set forth in Schedule “B-1” (the “Conversion Notice”) (with a copy to the Company), duly completed and executed by the Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by instrument in form and execution satisfactory to the Company, together with the related Debentures. The Conversion Notice shall specify the date of the conversion (the “Conversion Date”) of the Debentures, which Conversion Date shall not be earlier than the date the Conversion Notice is delivered to the Indenture Trustee and shall not be later than the close of business on the Business Day immediately preceding the Maturity Date or the Payment Date or Redemption Right Purchase Date, as the case may be.

4.1.3 Upon receipt of a Conversion Notice from the Holder, the Company shall ensure that the following conditions are satisfied on or before the completion of the conversion as set forth in Section 4.2:

(a) the Common Shares to be issued on conversion by the Holder shall be issued from treasury of the Company and shall be fully paid and non-assessable Common Shares;

(b) such additional Common Shares shall be approved for listing or quoting on each Recognized Stock Exchange;

(c) the Company shall be a reporting issuer or equivalent in good standing or equivalent under Applicable Securities Laws in the United States and the Provinces of Canada in which the Company is a reporting issuer;

(d) no Event of Default shall have occurred and be continuing;

(e) the Indenture Trustee shall have received an Officer’s Certificate stating that conditions (a), (b), (c) and (d) above have been satisfied and, if Common Shares are to be delivered, setting forth the number of Common Shares to be delivered for each $1,000 principal amount of Debentures, plus the accrued and unpaid interest thereon, and the calculation of the Conversion Number; and

(f) the receipt by the Indenture Trustee of an Opinion of Counsel from the Company’s counsel to the effect that such Common Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture, will be validly issued as fully paid and non-assessable.

Subject to Section 4.7, if the foregoing conditions are not satisfied prior to the close of business on the fifth Business Day following the Conversion Date, the Company shall notify the Indenture Trustee in writing of such failure to satisfy on such date and shall calculate and pay in cash the Conversion Value of the Debentures to the Indenture Trustee in lieu of delivery of the Conversion Number of Common Shares, unless such Debentureholder waives the conditions which are not satisfied or extends the time by which the Company is to satisfy such conditions. The Indenture Trustee shall pay, pursuant to instructions from the Company, any such cash received, and identified by the Company as being paid to such Holder in lieu of delivery of the Conversion Number of Common Shares, to the converting Holder on the Business Day next succeeding the date it received such funds from the Company.

4.2 Completion of Conversion.

4.2.1 Subject to section 4.1 and section 4.7, within five Business Days of the Conversion Date, the Company shall cause the registrar and transfer agent for its Common Shares to deliver to and on account of the Holders certificates (or a global certificate, as the case may be) for the Common Shares to which the Holder is entitled, and shall deliver to the Indenture Trustee on account of and for delivery to each Holder who has elected to convert his Debentures pursuant to section 4.1, in respect of the Debentures which the Holder has elected to convert: (a) a wire transfer of funds in the amount of the value of a fractional Common Share in accordance with section 4.3, if any; (b) a wire transfer of funds in the amount of the accrued and unpaid interest thereon up to but not including the Conversion Date; and (c) if the Holder has elected to convert a principal amount of Debentures (the “converted amount”) which is less than the principal amount of all Debentures of which such person is the Holder immediately prior to such conversion (the “registered amount”), either (i) Definitive Debenture(s) registered in the name of such Holder in an aggregate principal amount equal to the amount by which the registered amount exceeds the converted amount, if the Holder is a Holder of Definitive Debentures, or (ii) a notation on the Principal Amount Grid attached as Appendix I in Schedule “A” to the Global Debenture certificate in Schedule “A” reducing the principal amount thereof by the converted amount. The Indenture Trustee shall, pursuant to instructions from the Company, pay any such cash received pursuant to this subsection 4.2.1 to the applicable Holder on the Business Day next succeeding the date it received such funds from the Company.

4.2.2 All Debentures converted in whole or in part pursuant to this ARTICLE 4 shall be forthwith delivered to and cancelled by the Indenture Trustee and the Indenture Trustee shall amend the register maintained by it accordingly.

4.2.3 Except as provided herein, Debentures which have been converted may not be reissued or resold.

4.3 Fractional Shares. No fractional Common Shares shall be delivered upon the conversion of Debentures but, in lieu thereof, if such a fraction shall become owing, the Company shall pay to the Indenture Trustee on account of the Holders if necessary, at the time contemplated in subsection 4.2.1, the cash equivalent thereof determined by the Company on the basis of the Current Market Price of Common Shares as at the Conversion Date, as certified to the Indenture Trustee in an Officer’s Certificate.

4.4 Relating to the Issue of Common Shares.

4.4.1 A Holder shall be treated as the shareholder of record of the Common Shares issued on due conversion of his Debentures and the issuance of Common Shares shall be deemed to have occurred, for all purposes, effective immediately after the close of business on the Conversion Date; such Holder shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including stock dividends and dividends or distributions in kind) thereon and arising thereafter and in the event that the Indenture Trustee receives the same and it is identified in writing by the Company as being distributable to such Holder, the Indenture Trustee shall return the same to the Company for distribution to such Holder.

4.4.2 The Company shall at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited) for the purpose of issue and delivery upon the conversion of Debentures, and shall issue to Debentureholders who may exercise their conversion rights hereunder, such number of Common Shares as shall be issuable in such events.

4.4.3 The Company shall comply with all Applicable Securities Laws regulating the issue and delivery of Common Shares upon conversion of Debentures, shall use its commercially reasonable efforts to obtain any regulatory approval in respect thereof as may be required pursuant to Applicable Securities Laws and shall use its commercially reasonable efforts to cause to be listed and posted for trading such Common Shares on a Recognized Stock Exchange specified in subclause (a) of the definition of such term.

4.5 Legends on Common Shares. Each certificate representing Common Shares issued upon conversion or payment thereof of Restricted Debentures pursuant to this ARTICLE 4 or ARTICLE 6 below, as well as all certificates issued in exchange for or in substitution of the foregoing Common Shares, shall bear a U.S. Legend substantially as set forth in 2.20.1 and Schedule “A-1”; provided that, if any such securities are being issued in exchange for or in substitution of Restricted Debentures which would be eligible under section 2.15.2 to have the U.S. Legend removed, such securities may be issued without such U.S. Legend in accordance with the procedures in subsection 2.15.2; provided, further, that none of the $77,490,000 aggregate principal amount of Debentures initially issued hereunder are Restricted Debentures and any Common Shares issuable upon conversion, repurchase or maturity of such Debentures shall not bear any restricted security legend.

4.6 Limitations on Conversion.

4.6.1 The Company shall not effect any conversion of the Debentures and no “beneficial holder” (for the purposes of this Section 4.6, such term shall have the meaning ascribed thereto in Section 13(d) of the 1934 Act) of Debentures shall have the right to convert the principal amount of its Debentures into Common Shares in excess of that portion of the principal amount of such Debentures that, upon giving effect to such conversion, would cause the aggregate number of Common Shares beneficially owned by such beneficial holder and its affiliates to exceed 4.99% of the total outstanding Common Shares following such conversion;

provided that the beneficial holder may increase the 4.99% limitation threshold to 9.99%, by providing written notice of its desire to increase such threshold, which increase shall be effective 61 days after the receipt of notice by the Company. Thereafter, with respect to such beneficial holder, the reference to 4.99% in this section may be read as 9.99%. Any purported delivery of Common Shares upon conversion of Debentures shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting beneficial holder (including its affiliates) becoming the beneficial holder of more than 4.99% (or 9.99%, as the case may be) of the Common Shares outstanding at such time.

4.6.2 For the purposes of this section 4.6, the aggregate number of Common Shares beneficially owned by the beneficial holder and its affiliates shall include the Common Shares issuable upon conversion of such beneficial holder’s Debentures, with respect to which the determination contemplated in subsection 4.6.1 is being made, but shall exclude the Common Shares that would be issuable upon (i) the conversion of the remaining, unconverted, principal of the Debentures beneficially owned by the beneficial holder and its affiliates and (ii) the exercise, conversion or exchange of the unexercised, unconverted or unexchanged portion of any other securities of the Company (including any warrants, options or other convertible securities) beneficially owned by the beneficial holder and its affiliates, that are subject to a limitation on conversion, exercise or exchange analogous to the limitation contained herein. Except as set forth in the preceding sentence, for the purposes of this section 4.6, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For the purposes of this section 4.6, in determining the number of outstanding Common Shares, the beneficial holder may rely on the number of outstanding Common Shares as reflected in (i) the Company’s most recent quarterly report on Form 10-Q, or annual report on Form 10-K, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other public notice by the Company or the transfer agent setting forth the number of Common Shares outstanding. Upon the written request of the Holder or beneficial holder, the Company shall promptly, but in no event later than two (2) Business Days following the receipt of such request, confirm in writing to the Holder or beneficial holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion, exercise or exchange of securities of the Company, including the Debentures, by the beneficial holder and its affiliates since the date as of which such number of outstanding Common Shares was reported. The Company shall promptly notify the Indenture Trustee in an Officer’s Certificate if any Debentures may not be converted because of the limitations set forth in this Section 4.6.

4.6.3 For the purpose of determining the maximum number of Common Shares that the Company may issue to the Holder or beneficial holder upon the conversion of a given Holder’s or beneficial holder’s Debentures on a particular Conversion Date, the Holder’s delivery of a Conversion Notice with respect to such conversion shall constitute a representation (on which the Company and the Indenture Trustee may rely without investigation, and shall in no way be liable to the Holders or beneficial holders or any other Person in so relying) by the Holder and the Beneficial Holder that, upon the issuance of the Common Shares to be issued to it on such conversion, the Common Shares beneficially owned by the Beneficial Holder and its affiliates shall not exceed 4.99% (or 9.99%, as the case may be) of the total outstanding Common Shares immediately after giving effect to such conversion, as determined in accordance with subsection 4.6.2.

4.6.4 The limitations on the conversion of the Debentures set forth in this Section 4.6 shall not apply to the exercise by the Company of its Share Repayment Right (except as provided in Section 6.2.2), or to the issuance of Additional Shares pursuant to subsection 3.3.7.

4.6.5 Neither the Indenture Trustee nor the Company shall be obliged to recognize a beneficial holder as a Person entitled to rights under this Section 4.6 unless the Conversion Notice concerning such beneficial holder’s Debentures is executed by the Participant through whom such beneficial holder holds its beneficial interest in such Debentures and is accompanied by a certificate of such beneficial holder which contains the requisite representations and warranties and authorizes such Participant to deliver the same to the Company and the Indenture Trustee as appended to Schedule “B-1” hereto. The Indenture Trustee shall be entitled to rely on any document in writing provided by the Depository which identifies such Participant as a Participant with respect to the aggregate principal amount of Debentures in respect of which such Conversion Notice is given.

4.7 Cash Conversion Option.

4.7.1 Notwithstanding anything in this ARTICLE 4, and subject to Applicable Securities Law and Section 5.1.5, upon the conversion of Debentures by a Holder thereof in accordance with the provisions and conditions of Article 4 of the Indenture, in lieu of delivering Common Shares, the Company may elect to pay the Holder cash at the option of the Company (the “Cash Conversion Option”). If the Company elects the Cash Conversion Option:

(i) it will notify the Indenture Trustee in accordance with Section 14.3 of the Indenture:

(A) for conversions that may occur on or after the 12th Trading Day prior to the Maturity Date, by notice to all registered holders of Debentures delivered prior to such Trading Day (which will apply to all such conversions of Debentures that may occur); and

(B) in all other cases, on the Business Day immediately following the related Conversion Date.

(ii) the Company shall be obligated to pay to the converting Holder of Debentures an amount equal to, for each $1,000 principal amount of Debentures, the sum of the Daily Conversion Values for each of the 10 consecutive Trading Days during the related Observation Period including for any fractional shares, and shall deliver instructions for payment to the Holders to the Indenture Trustee and pay cash in such amount to the Indenture Trustee, on behalf of the converting Holder of the Debentures, no later than the second Business Day following the last day of the related Observation Period; provided however, the following shall be paid no later than prior to the close of business on the fifth Business Day following the Conversion Date to the Indenture Trustee by the Company: (a) a wire transfer of funds in the amount of the value of a fractional Common Share in accordance with section 4.3, if any; and (b) a wire transfer of funds in the amount of the accrued and unpaid interest on the Debentures which the Holder has elected to convert;

(iii) such election by the Company of the Cash Conversion Option in respect of the converting Holder of Debentures shall be irrevocable; and

(iv) if the notice of the Company’s election of the Cash Conversion Option has not been delivered in accordance with Section 4.7.1(i), the Company will no longer have the right to elect the Cash Conversion Option and the Company will satisfy its obligations under this ARTICLE 4 through the delivery of Common Shares in accordance with this ARTICLE 4.

4.7.2 Notwithstanding any election by the Company to invoke the Cash Conversion Option pursuant to this Section 4.7, the Cash Conversion Option shall, upon receipt by the Indenture Trustee of notice from the Company of the following event, be immediately suspended if and for so long as any default, event of default or acceleration has occurred and is continuing under any senior indebtedness of the Company or if the payment of the Cash Conversion Option would result in such a default or event of default under such senior indebtedness, or if it would otherwise be in contradiction of Applicable Law.

4.7.3 Any amounts payable to a converting Holder of Debentures under this Section 4.7 shall be payable by the Indenture Trustee to such Holder on the next succeeding Business Day after receipt of such amounts therefor by the Indenture Trustee from the Company.

ARTICLE 5

ADJUSTMENT OF CONVERSION PRICE

5.1 Adjustment of Conversion Price.

5.1.1 The Conversion Price in effect at any date will be subject to adjustment from time to time in the events and in the manner provided as follows.

5.1.2 If and whenever at any time after the date hereof and prior to the Maturity Date, the Company:

(a) subdivides, redivides or changes its outstanding Common Shares into a greater number of Common Shares;

(b) reduces, combines or consolidates its outstanding Common Shares into a smaller number of Common Shares;

(c) issues Common Shares or securities convertible into or exercisable or exchangeable for Common Shares to the holders of all or substantially all of the outstanding Common Shares as a stock dividend or otherwise; or

(d) makes a distribution on its outstanding Common Shares to the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities convertible into or exercisable or exchangeable for Common Shares;

(any of such events in subsections (a), (b), (c) and (d), and being called a “Common Share Reorganization”) then the Conversion Price then in effect will be adjusted effective on the effective date of a Common Share Reorganization, so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such effective date by a fraction, the numerator of which will be the total number of Common Shares outstanding on such effective date before giving effect to such Common Share Reorganization and the denominator of which will be the total number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exercisable or exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been exercisable or exchanged for or converted into Common Shares on such effective date).

5.1.3 If and whenever at any time after the date hereof and prior to the Maturity Date, the Company fixes a record date for the issue of rights, options or warrants to the holders of all or substantially all of the outstanding Common Shares under which such holders are entitled to subscribe for or purchase during a period expiring not more than 45 days after the record date for such issue (the “Rights Period”) Common Shares or securities exchangeable for or convertible into Common Shares at a price per share in United States Dollars to the holder (or at an exchange price or conversion price per share in the case of securities exchangeable for or convertible into Common Shares) which is less than 95% of the Current Market Price for the Common Shares on such record date (any of such events being called a “Rights Offering”), then the Conversion Price will be adjusted effective immediately after the end of the Rights Period so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:

(a) the numerator of which will be the aggregate of:

(i) the total number of Common Shares outstanding as of the record date for the Rights Offering, and

(ii) a number determined by dividing (A) either (x) the product of the number of Common Shares issued or subscribed for upon the exercise of the rights, warrants or options under the Rights Offering and the price in United States Dollars at which such Common Shares are offered for such issue or subscription, or, as the case may be, (y) the product of the exchange price or conversion price of such securities exchangeable for or convertible into Common Shares and the number of Common Shares for or into which the securities so offered pursuant to the Rights Offering could have been exchanged or converted during the Rights Period, by (B) the Current Market Price of the Common Shares as of the record date for the Rights Offering, and

(b) the denominator of which will be the number of Common Shares outstanding after giving effect to the Rights Offering, including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering.

Any Holder who has exercised the right to convert to Common Shares in accordance with ARTICLE 4 during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period for the Rights Offering will, in addition to the Common Shares to which that Holder would otherwise be entitled upon such conversion, be entitled to that number of additional Common Shares equal to the result obtained when (x) the difference, if any, between the Conversion Price in effect immediately prior to the end of the Rights Period for such Rights Offering and the Conversion Price as adjusted for such Rights Offering pursuant to this subsection is multiplied by (y) the number of Common Shares received upon the conversion of the Debentures held by such Holder during such period, and the resulting product is divided by (z) the Conversion Price as adjusted for such Rights Offering pursuant to this subsection; provided that the provisions of section 4.3 will be applicable to any fractional interest in a Common Share to which such Holder might otherwise be entitled under the foregoing provisions of this subsection. Such additional Common Shares will be deemed to have been issued to the Holder immediately following the end of the Rights Period and a certificate for, or beneficial interest in, such additional Common Shares will be delivered to such Holder within 15 Business Days following the end of the Rights Period. To the extent that any such rights, options or warrants are not so exercised on or before the expiry thereof, the Conversion Price will be readjusted to the Conversion Price which would then be in effect based on the number of Common Shares (or the securities convertible into or exchangeable for Common Shares) actually delivered on the exercise of such rights, options or warrants.

5.1.4 If and whenever at any time after the date hereof and prior to the Maturity Date, the Company fixes a record date for the issue or the distribution to the Holders of all or substantially all of the outstanding Common Shares of (i) securities of the Company, including rights, options or warrants to acquire securities of the Company or any of its property or assets and including cash and evidences of indebtedness; or (ii) any property or other assets, including cash and evidences of indebtedness, and if such issuance or distribution does not constitute a Dividend Paid in the Ordinary Course or a cash dividend (as to which Section 5.1.6 shall apply), Common Share Reorganization, a Rights Offering (any of such non-excluded events being called a “Special Distribution”), then the Conversion Price will be adjusted effective immediately after the date of such issuance or distribution so that it shall equal the price determined by multiplying the Conversion Price in effect on such issuance or distribution date by a fraction:

(a) the numerator of which will be:

(i) the product of the number of Common Shares outstanding on the date of such issuance or distribution and the Current Market Price of the Common Shares on the date of such issuance or distribution; less

(ii) the Fair Market Value (which determination shall be subject to the consent of a Recognized Stock Exchange), to the holders of Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(b) the denominator of which will be the product of the number of Common Shares outstanding on the date of such issuance or distribution and the Current Market Price of the Common Shares on such date.

5.1.5 If and whenever at any time after the date hereof and prior to the Maturity Date, there is a reclassification of the Common Shares at any time outstanding or change of the Common Shares into other shares or into other securities or other capital reorganization (other than a Common Share Reorganization), or a consolidation, amalgamation or merger of, or an arrangement involving, the Company with or into any other corporation or other entity (other than a vertical short-form amalgamation with one or more of its Wholly-Owned Subsidiaries pursuant to Applicable Law), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a “Capital Reorganization”), any Holder who exercises the right to convert Debentures into Common Shares after the effective date of such Capital Reorganization will be entitled to receive, and will accept for the same aggregate consideration in lieu of the number of Common Shares to which such Holder was previously entitled upon such conversion, the aggregate number of shares, other securities or other property which such Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which such Holder was previously entitled upon conversion; provided, however, that the consideration into which the Debentures will be convertible will be limited to the Common Shares or other prescribed securities (as defined by section 6208 of the regulations to the Income Tax Act (Canada)) of the Company as specified by the Board of Directors of the Company. The Company will take all steps necessary to ensure that, on a Capital Reorganization, the Holders will receive the aggregate number of shares, other securities or other property to which they are entitled as a result of the Capital Reorganization and that such shares or securities will be prescribed securities as defined in section 6208 of the regulations to the Income Tax Act (Canada), which includes shares or securities not redeemable by the Holder thereof within 5 years from the issue date of the Debentures. Appropriate adjustments will be made in the application of the provisions set forth in this ARTICLE 5 as a result of any such Capital Reorganization with respect to the rights and interests thereafter of Holders of Debentures to the end that the provisions set forth in this ARTICLE 5 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the conversion of any Debenture. Prior to or concurrent with effecting a Capital Reorganization, the Company and the Indenture Trustee will enter into an indenture supplemental hereto, or other appropriate document, approved by action of the Board of Directors, which will set forth an appropriate adjustment to give effect to this subsection, in which event such adjustment will for all purposes be conclusively deemed to be an appropriate adjustment, subject to the prior written consent of the Recognized Stock Exchanges, if so required.

5.1.6 Cash Dividends.

If and whenever at any time prior to the Maturity Date the Company shall fix a record date for the payment of a cash dividend or distribution to the Holders of all or substantially all of the outstanding Common Shares in respect of any period, the Conversion

Price shall be adjusted immediately after such record date so that it shall be equal to the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the denominator shall be the Current Market Price per Common Share on such record date and of which the numerator shall be the Current Market Price per Common Share on such record date minus the amount in cash per Common Share distributed to holders of Common Shares. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such cash dividend or distribution is not paid, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed.

5.1.7 Issuer Bid Adjustment.

(a) If any issuer bid made by the Company or any of its Subsidiaries for all or any portion of Common Shares shall expire, then, if the issuer bid shall require the payment to shareholders of consideration per Common Share having a Fair Market Value (determined in the manner set forth below) that exceeds the Current Market Price per Common Share on the last date (the “Expiration Date”) tenders could have been made pursuant to such issuer bid (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately preceding the close of business on the Expiration Date by a fraction of which (i) the denominator shall be the sum of (A) the fair market value of the aggregate consideration (which fair market value shall initially be determined by the Board of Directors) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the issuer bid) of all Common Shares validly tendered and not withdrawn as of the Expiration Time (the Common Shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Common Shares”) and (B) the product of the number of Common Shares outstanding (less any Purchased Common Shares and excluding any Common Shares held in the treasury of the Company) at the Expiration Time and the Current Market Price per Common Share on the Expiration Date and (ii) the numerator of which shall be the product of the number of Common Shares outstanding (including Purchased Common Shares but excluding any Common Shares held in the treasury of the Corporation) at the Expiration Time multiplied by the Current Market Price per Common Share on the Expiration Date, such adjustment to become effective immediately preceding the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase Common Shares pursuant to any such issuer bid, but the Company is permanently prevented by Applicable Law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of Common Shares actually purchased, if any. If the application of this clause of Section 5.1.7 to any issuer bid would result in an increase in the Conversion Price, no adjustment shall be made.

(b) For purposes of this Section 5.1.7, the term “issuer bid” shall mean an issuer bid under Applicable Securities Law or a take-over bid or tender offer under Applicable Securities Law by the Company or any Subsidiary of the Company for the Common Shares and all references to “purchases” of Common Shares in issuer bids (and all similar references) shall mean and include the purchase of Common Shares in issuer bids and all references to “tendered Common Shares” (and all similar references) shall mean and include Common Shares tendered in issuer bids, provided that for greater certainty a transaction which is exempt from the formal bid or offer requirements under Applicable Securities Law and in respect of which an offer has not been made to all or substantially all Holders of the outstanding Common Shares shall not be applicable to the provisions of this Section 5.1.7.

5.1.8 If the purchase price provided for in any rights, options or warrants (the “Rights Offering Price”) referred to in subsections 5.1.3 or 5.1.4 is decreased, the Conversion Price will forthwith be changed so as to decrease the Conversion Price to the Conversion Price that would have been obtained if the adjustment to the Conversion Price made under subsection 5.1.3 or 5.1.4, as the case may be, with respect to such rights, options or warrants had been made on the basis of the Rights Offering Price as so decreased, provided that the terms of this subsection will not apply to any decrease in the Rights Offering Price resulting from terms in any such rights, options or warrants designed to prevent dilution except to the extent that the resulting decrease in the Conversion Price under this subsection would be greater than the decrease, if any, in the Conversion Price to be made under the terms of this section by virtue of the occurrence of the event giving rise to such decrease in the Rights Offering Price.

5.2 Other Adjustment of Conversion Price. If the Company shall take any action affecting the Common Shares, other than an action described in subsections 5.1.2, 5.1.3, 5.1.4, 5.1.6 or 5.1.7 but including an action under subsection 5.1.5, which results in a Holder of Debentures being unable, for any period of time, to exercise conversion privileges that it would otherwise be permitted to exercise due to requirements necessary to ensure that the Debentures will be and will remain exempt from Canadian withholding tax, the Conversion Price may be adjusted in such manner and at such time, or such other adjustment to the conversion privilege may be made, as the Board of Directors determine to be equitable in the circumstances, subject to the prior written consent of the Recognized Stock Exchanges. Failure of the Board of Directors to take any such action shall be conclusive evidence that the Board of Directors has determined that it is equitable to make no adjustment in the circumstances.

5.3 Rules Regarding Calculation of Adjustment of Conversion Price. For the purposes of sections 5.1 and 5.2:

5.3.1 The adjustments provided for in sections 5.1 and 5.2 are cumulative and will be computed to the nearest one-tenth of one cent in United States Dollars and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this section.

5.3.2 No adjustment in the Conversion Price will be required unless the cumulative effect of such adjustment would result in a change of at least 1% in the prevailing Conversion Price; provided, however, that any adjustments which, except for the provisions of this subsection would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.

5.3.3 No adjustment in the Conversion Price will be required upon the issuance from time to time of Common Shares, or options or other securities pursuant to the Company’s stock option plans or share purchase plan, or any dividend reinvestment plan, or any similar plan, if any, as such plans may be replaced, supplemented or further amended from time to time. In addition, for greater certainty, no adjustment in the Conversion Price upon an event referred to in subsection 5.1.4 will be required upon the distribution from time to time of Common Shares by way of private placement or prospectus which is made to the public in general.

5.3.4 No adjustment in the Conversion Price will be made in respect of subsections 5.1.2(c) or (d), 5.1.3, 5.1.4, 5.1.6 or 5.1.7, if Debentureholders are entitled to participate in such event on the same terms, mutatis mutandis, as if they had converted their Debentures prior to or on the effective date or record date of such event. Any such participation will be subject to any required prior consent of any applicable Recognized Stock Exchange.

5.3.5 If at any time a dispute arises with respect to adjustments provided for in section 5.1, such dispute will be conclusively determined, subject to the consent of a Recognized Stock Exchange, by the Company’s auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the Board of Directors and any such determination will be binding upon the Company, the Indenture Trustee, the Debentureholders and shareholders of the Company; such auditors or accountants will be given access to all necessary records of the Company. If any such determination is made, the Company will deliver an Officer’s Certificate to the Indenture Trustee describing such determination, and the Indenture Trustee shall be entitled to act and rely upon such Officer’s Certificate.

5.3.6 If the Company sets a record date to determine the holders of Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, legally abandons its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Conversion Price shall be made.

5.3.7 In the absence of a resolution of the Board of Directors fixing a record date for a Special Distribution or Rights Offering, the Company will be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.

5.3.8 For greater certainty, Debentureholders shall have no right to convert Debentures into any security other than Common Shares unless an appropriate adjustment is made by and set forth in an indenture supplemental hereto.

5.4 Certificate as to Adjustment. The Company shall from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in section 5.1 and 5.2, deliver an

Officer’s Certificate to the Indenture Trustee specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and the Indenture Trustee shall be entitled to act and rely upon such Officer’s Certificate. Such Officer’s Certificate and the amount of the adjustment specified therein shall be conclusive and binding on all parties in interest. Until such Officer’s Certificate is received by the Indenture Trustee, the Indenture Trustee may act and be protected in acting on the presumption that no adjustment has been made or is required. Except in respect of any subdivision, reduction, combination or consolidation of the Common Shares contemplated by subsections 5.1.2(a) and 5.1.2(b), the Company shall forthwith give notice to the Debentureholders specifying the event requiring such adjustment or readjustment and the amount thereof, including the resulting Conversion Price; provided that if the Company has given notice under section 5.5 covering all the relevant facts in respect of such event, no such notice need be given under this section 5.4.

5.5 Notice of Special Matters. The Company covenants that, so long as any Debentures remain Outstanding, it will give written notice to the Indenture Trustee on account for the Debentureholders of its intention to fix a record date for any event referred to in subsections 5.1.2, 5.1.3, 5.1.4, 5.1.5 or 5.1.6 (other than the subdivision, reduction, combination or consolidation of Common Shares contemplated by subsections 5.1.2(a) and 5.1.2(b)) or a cash dividend which may give rise to an adjustment in the Conversion Price, or other adjustment, and such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Company shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days and not more than 60 days prior to the applicable record date in the case of an event referred to in subsections 5.1.2, 5.1.3, 5.1.4 or 5.16 and not less than 21 days and not more than 60 days prior to the applicable record date in the case of an event referred to in subsection 5.1.5.

5.6 Notice of Expiry of Conversion Right. The Company covenants that, so long as any Debentures remain Outstanding, it will give notice to the Indenture Trustee on account for the Debentureholders in the manner provided in ARTICLE 14, not less than 21 days prior to the Maturity Date or the Payment Date, as the case may be, of the expiry of the right of the Holders to convert their Debentures pursuant to subsection 4.1.1.

5.7 Protection of Trustee. The Indenture Trustee shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same; and shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or other property which may at any time be issued or delivered upon the conversion of any Debenture; and the Indenture Trustee, except to the extent that there has been a failure by the Indenture Trustee or its employees to act honestly and in good faith or where the Indenture Trustee or its employees have acted negligently or exercise willful misconduct or shall not have complied with ARTICLE 11, shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this ARTICLE 5.

ARTICLE 6

MATURITY

6.1 Payment of Principal and Interest at Maturity. On the Maturity Date, the Company shall pay to the Holders of Debentures the principal amount thereof and all accrued and unpaid interest thereon calculated up to but excluding the Maturity Date. Subject to section 6.2, payment of principal and accrued and unpaid interest shall be made in cash or by cheque or by wire transfer, in each case, in United States Dollars to the Holders in the manner contemplated by section 2.10 or 2.12, as the case may be.

6.2 Right to Repay Principal Amount in Common Shares at Maturity.

6.2.1 The Company may, at its option and subject to receiving all applicable regulatory approvals, elect to satisfy its obligation to repay on the Maturity Date the principal (but not accrued interest, which shall be paid in cash) amount of all, but not less than all, of the Debentures by delivering to the Holders and the Indenture Trustee not less than 40 days and not more than 60 days prior to the Maturity Date a maturity notice in the form of Schedule “B2” (the “Maturity Notice”) and, on the Maturity Date, by issuing and delivering to Holders that number of fully paid and non-assessable Freely Tradable Common Shares obtained by dividing each $1,000 principal amount of Debentures by 95% of the Current Market Price on the Maturity Date (the “Share Repayment Right”).

6.2.2 Notwithstanding the foregoing, the Company shall not issue any Common Shares pursuant to this section 6.2 if the issuance of such Common Shares, when combined with the aggregate number of Common Shares contemplated to be issued pursuant to the Share Repayment Right and any Common Shares issued upon conversion of the Debentures prior to the date of Maturity and any Additional Shares issued or to be issued pursuant to Section 3.3.7, would exceed 19.99% of the issued and outstanding Common Shares as of the date of this Indenture (the “Exchange Cap”), except that such limitation shall not apply if the Company obtains (i) additional listing approval for the Common Shares to be so issued, if required, from the NYSE MKT, the TSX and/or any other relevant Recognized Stock Exchange, as applicable, and (ii) consent for the issuance of such Common Shares from the Holders of not less than a majority of the aggregate principal amount of the Debentures Outstanding at the time such consent is solicited.

6.2.3 If the Company exercises the Share Repayment Right and the issuance of Common Shares is limited by the Exchange Cap under subsection 6.2.2, the Company shall pay in cash to the Holders the difference between the aggregate principal amount of the Outstanding

Debentures as of the Maturity Date and the value of Common Shares to be issued pursuant to the exercise of the Share Repayment Right (calculated by the Company by multiplying the number of Common Shares to be issued by 95% of the Current Market Price of the Common Shares on the Maturity Date).

6.2.4 The Company shall be required to provide the Maturity Notice only if it elects to exercise the Share Repayment Right.

6.2.5 The Company’s right to exercise the Share Repayment Right shall be conditional upon the following conditions being met on the Business Day immediately preceding the Maturity Date:

(a) the Common Shares to be issued on exercise of the Share Repayment Right shall be issued from treasury of the Company and be fully paid and non-assessable;

(b) such additional Common Shares shall be listed or quoted on each Recognized Stock Exchange and shall be Freely Tradable;

(c) the Company shall be a reporting issuer or equivalent in good standing or equivalent under Applicable Securities Laws in the United States and Provinces of Canada in which the Company is a reporting issuer on Maturity;

(d) no Event of Default shall have occurred and be continuing;

(e) the Indenture Trustee shall have received an Officer’s Certificate stating that conditions (a), (b), (c) and (d) above have been satisfied and setting forth the number of Common Shares to be delivered for each $1,000 principal amount of Debentures, the Current Market Price of Common Shares on the Maturity Date and, if applicable, the amount of cash to be paid to Holders under section 6.2.3 above; and

(f) the receipt by the Indenture Trustee of an Opinion of Counsel to the Company, to the effect that such Common Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the principal amount of the Debentures outstanding, will be validly issued as fully paid and non-assessable.

If the foregoing conditions are not satisfied by the close of business on the Business Day preceding the Maturity Date, the Company shall pay in cash 100% of the principal amount of the Debentures that would otherwise have been satisfied by issuing Common Shares pursuant to the Share Repayment Right, unless the Holder waives the conditions which are not satisfied or extends the time by which the Company is to satisfy such conditions.

6.2.6 In the event that the Company exercises its Share Repayment Right, the Company shall (i) on the Maturity Date cause the registrar and transfer agent for its Common Shares to deliver to and on account of the Holders certificates representing the Freely Tradable Common Shares to which such Holders are entitled, with a written notice to the Indenture Trustee confirming the same, and (ii) on the Business Day immediately preceding the Maturity Date deliver to the Indenture Trustee for delivery to and on account of the Holders a wire transfer of funds representing all of the accrued and unpaid interest up to but excluding the Maturity Date and any other funds payable to the Holders pursuant to subsections 6.2.3 and 6.2.7, as the case may be. Any payment made by the Indenture Trustee pursuant to this subsection 6.2.6 shall be made on the next succeeding Business Day after receipt of such wire transfer. Upon presentation and surrender of the Debentures by a Holder for payment at Maturity at the Corporate Trust Office or any other place specified in the Maturity Notice, the Company shall cause to be delivered the certificates representing such Common Shares or beneficial interest therein and the Indenture Trustee shall deliver the cheque representing all the accrued and unpaid interest and the cash equivalent representing the value of fractional shares, if any.

6.2.7 No fractional Common Shares shall be delivered upon the exercise of the Share Repayment Right but, in lieu thereof, if such a fraction shall become owing, the Company shall pay to the Indenture Trustee for the account of the Holders, at the time contemplated in subsection 6.2.6, the cash equivalent thereof determined on the basis of the Current Market Price of the Common Shares on the Maturity Date, as certified to the Indenture Trustee in an Officer’s Certificate.

6.2.8 A Holder shall be treated as the shareholder of record of the Common Shares issued on due exercise by the Company of its Share Repayment Right effective immediately after the close of business on the Maturity Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including stock dividends and dividends or distributions in kind) thereon and arising thereafter, and in the event that the Indenture Trustee receives the same, it shall return the same to the Company for distribution to such Holder.

6.2.9 The Company shall at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited) for the purpose of issue and delivery upon the exercise of the Share Repayment Right as provided herein, and shall issue to Holders to whom Common Shares will be issued pursuant to the exercise of the Share Repayment Right, such number of Common Shares as shall be issuable in such event.

6.2.10 The Company shall comply with all Applicable Securities Laws regulating the issue and delivery of Freely Tradable Common Shares upon exercise of the Share Repayment Right, shall use its commercially reasonable efforts to obtain any regulatory approval in respect thereof as may be required pursuant to Applicable Securities Laws and shall use its commercially reasonable efforts to cause to be listed and posted for trading such Common Shares on each Recognized Stock Exchange specified in subclause (a) of such definition.

ARTICLE 7

[INTENTIONALLY OMITTED]

ARTICLE 8

COVENANTS OF THE COMPANY

8.1 Payment of Principal, Premium and Interest. The Company covenants and agrees with the Indenture Trustee and for the benefit of the Holders of each Debenture that it will duly and punctually pay the principal of (and premium, if any) and interest on the Debentures in accordance with their terms and this Indenture.

8.2 Corporate Existence. The Company covenants and agrees with the Indenture Trustee for the benefit of each Holder that: it will at all times maintain its corporate existence, except in a transaction that meets the requirements of ARTICLE 13, and (b) it will keep or cause to be kept proper books of account in accordance with U.S. GAAP or any other generally accepted accounting principles pursuant to which the Company reports its financial statements in the United States (which, for the avoidance of doubt, may include IFRS).

8.3 Compliance Certificate. The Company shall deliver to the Indenture Trustee within 140 days after the end of each fiscal year of the Company (and at any other reasonable time upon demand by the Indenture Trustee) an Officer’s Certificate stating that the Company has complied with all requirements of the Company contained in this Indenture that, if not complied with, would, with the giving of notice, lapse of time, or otherwise, constitute an Event of Default. If an Event of Default shall have occurred, the certificate shall describe the nature and particulars of the Event of Default and its current status and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case may be.

8.4 Notice of Default. The Company will promptly notify the Indenture Trustee in writing upon becoming aware of the occurrence of any Event of Default.

8.5 Securities Laws.

8.5.1 The Company covenants and agrees with the Indenture Trustee for the benefit of the Holders that:

(a) it will take all commercially reasonable steps and actions and do all such acts and things as may be required to: (i) as long as it meets the minimum listing requirements of such institutions, maintain the listing and posting for trading of the Common Shares on a Recognized Stock Exchange specified in subclause (a) of the definition of such term and of the Debentures on the PORTAL Market, and (ii) maintain its status as a reporting issuer (including as a Foreign Issuer, as the case may be) or equivalent in good standing or equivalent under the Applicable Securities Laws in the United States and the Provinces of Canada, other than Quebec, in which the Company is currently a reporting issuer or equivalent; and

(b) it will, at the relevant times and upon exercise of the relevant rights or elections, use commercially reasonable efforts to comply at all times with subsections 4.1.3 and 6.2.5 including, without limitation, make application for any order, ruling, registration or filing or give any notice required under Applicable Securities Laws.

8.5.2 The Indenture Trustee shall have no obligation to verify information relating to the Company’s compliance with this section 8.5 and may act and rely upon all information provided by the Company with respect to such compliance, without independent inquiry.

8.6 Reporting.

8.6.1 The Company shall file with the Indenture Trustee copies of such information, documents and other reports, and such summaries thereof, as may be required pursuant to Section 314 of the Trust Indenture Act and at the times and in the manner provided pursuant to the Trust Indenture Act; provided that, any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the 1934 Act (the “SEC Reports”) shall be filed with the Indenture Trustee within 15 days after the same is so required to be filed with the Commission and, if required by the Trust Indenture Act, transmitted to the Holders within the time periods required by the Trust Indenture Act; provided however, the Company shall be deemed to have satisfied the foregoing requirements if the relevant documents are available on EDGAR. If the Company ceases filing SEC Reports, it shall notify the Indenture Trustee, and if it thereafter resumes filing SEC Reports, it shall so notify the Indenture Trustee.

8.6.2 So long as Restricted Debentures remain Outstanding, the Company shall make available to any Holder the Rule 144A Information to the extent required to permit compliance by such Holder with Rule 144A in connection with the resale of such Restricted Debentures to Qualified Institutional Buyers.

8.6.3 The Company shall provide to the Indenture Trustee, and the Indenture Trustee shall transmit to the Holders, on a timely basis such information and documentation as the Holders may require with respect to the preparation and filing of their annual tax returns with the Internal Revenue Service and/or the Canada Revenue Agency.

8.6.4 Delivery of the above information, documents or reports to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such information, documents or reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants in this Indenture (as to which the Indenture Trustee is entitled to rely exclusively on an Officer’s Certificate) or any other agreement or document.

8.6.5 The Indenture Trustee shall transmit by mail to all Holders, as their names and addresses appear in the register maintained by the Indenture Trustee pursuant to subsection 2.19.1, such reports concerning the Indenture Trustee and its actions under this Indenture in accordance with and to the extent required by Section 313 of the Trust Indenture Act. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Indenture Trustee with the PORTAL Market (so long as the Debentures trade on such market), with the Commission and the Company.

8.7 [INTENTIONALLY OMITTED]

8.8 Payment of Indenture Trustee’s Remuneration. The Company will pay on demand to the Indenture Trustee such compensation as shall have been agreed in writing with the Company for its services as Indenture Trustee hereunder (including reimbursement for distributions which include the fees and expenses of its legal counsel) and will repay to the Indenture Trustee on demand all moneys which shall have been paid by the Indenture Trustee out of its own funds in and about the execution of the trusts hereby created with interest at such reasonable rate as shall have been agreed to by the Indenture Trustee from time to time, from the date of expenditure until repayment, with a reasonable rate of interest to be charged by the Indenture Trustee on any overdue accounts of the Company. The said remuneration shall continue to be payable until the trusts hereof are finally wound up and whether or not the trusts of this Indenture shall be administered by or under the direction of the court. This Section 8.8 shall survive the resignation or removal of the Indenture Trustee or the termination of this Agreement or the repayment of the Debentures with respect to amounts accrued and payable to the Indenture Trustee under this Section 8.8 prior to such resignation, removal, termination or repayment. Notwithstanding the foregoing, the Company need not pay or reimburse the Indenture Trustee for expenses, disbursements or advances if the Indenture Trustee incurred such expenses, disbursements or advances as a result of its bad faith, willful misconduct or negligence.

8.9 Maintenance of Office or Agency.

8.9.1 The Company shall maintain in the Borough of Manhattan, City of New York, State of New York, an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer, exchange, repurchase or conversion, and where notices and demands pursuant to this Indenture to or upon the Company in respect of the Debentures and this Indenture may be served, which shall initially be the Corporate Trust Office of the Indenture Trustee. The Company shall give prompt written notice to the Indenture Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Company hereby appoints the Indenture Trustee as its agent to receive all such presentations, surrenders, notices and demands.

8.9.2 The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, City of New York, State of New York) where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, City of New York, State of New York, for such purposes. The Company shall give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

ARTICLE 9

EVENTS OF DEFAULT AND REMEDIES

9.1 Events of Default and Enforcement. If and when any one or more of the following events (herein called an “Event of Default”) shall happen with respect to the Debentures, namely:

(a) a default in payment of principal (and premium, if any) on any Debentures when due, and for greater certainty this shall include a default in payment when due of the purchase price under an Offer to Purchase or, if exercised, the 90% Redemption Right;

(b) a default in payment of interest (including any Additional Amounts) on any Debentures when due and payable and the continuance of such default for 30 days;

(c) a default in the observance of the covenant contained in subsection 8.5.1 and the continuance of such default for 10 Business Days;

(d) a material default in performing or observing any of the other covenants, agreements or obligations of the Company as described herein and the continuance of such default for 60 days after written notice to the Company by the Indenture Trustee or by the Holders of not less than 25% in principal amount of Outstanding Debentures requiring the same to be remedied, or such longer period of time as the Indenture Trustee (having regard to the subject matter of neglect or non-observance) shall agree to;

(e) the failure to make an Offer to Purchase upon a Change of Control;

(f) the failure by the Company to convert, in accordance with the provisions set forth in this Indenture, any of the Debentures into Common Shares following the exercise of a Holder’s conversion right under ARTICLE 4, where such failure continues after the date on which certificates representing the Common Shares issuable on such conversion were due to be delivered or the payment to be made in the Cash Conversion Option was to be made in accordance with the provisions set forth in this Indenture;

(g) a decree, judgment, or order by a court having jurisdiction in the premises shall have been entered adjudging the Company bankrupt or insolvent or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Company, under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous Applicable Law of Canada or any province thereof or of the United States, and such decree, judgment or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of a substantial part of its property, or for the winding up or liquidation of its affairs, shall have remained in force for a period of 30 consecutive days; or any substantial part of the property of the Company shall be sequestered or attached and shall not be returned to the possession of the Company or released from such attachment, as the case may be, whether by filing of a bond, or stay or otherwise, within 30 consecutive days thereafter; and

(h) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous Applicable Law of Canada or any province thereof or of the United States or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall be unable, or admit in writing its inability, to pay its debts generally as they become due, or corporate action shall be taken by the Company in furtherance of any of the aforesaid actions;

then, and in each and every such case which has happened and is continuing, the Indenture Trustee may, in its discretion, and shall, upon the written request of the Holders of not less than 50% in principal amount of the Outstanding Debentures at such time (or, if there is a Global Debenture Outstanding, a written request of the Participants having received instructions from the Beneficial Holders holding at least 50% of the Outstanding Debentures), declare the principal of (and premium, if any) together with accrued interest on all such Debentures to be due and payable immediately, by a Notice in writing to the Company (and to the Indenture Trustee if given by the Holders), and upon any such declaration such principal amount and premium, if any, together with accrued interest thereon, shall become immediately due and payable. If the Indenture Trustee fails to notify the Company in writing pursuant to the terms hereof, the Holders of Debentures having provided the written request to the Indenture Trustee, may do so.

9.2 Notice of Event of Default. The Indenture Trustee shall give to the Holders, within five Business Days after the occurrence of an Event of Default becomes known to a Responsible Officer of the Indenture Trustee, Notice of every Event of Default so occurring and continuing at the time the Notice is given; provided that, except in the case of any default in the payment of principal or interest on any of the Debentures, the Indenture Trustee shall be protected in withholding such Notice if and so long as a Responsible Officer of the Indenture Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders and gives written Notice of such determination to the Company. When a Notice of the occurrence of an Event of Default is given by the Indenture Trustee pursuant to this section 9.2 and the Event of Default is thereafter cured, the Indenture Trustee, upon receiving actual knowledge thereof, shall give Notice that the Event of Default is no longer outstanding to all Holders to whom Notice of the occurrence of the Event of Default was given within five days after a Responsible Officer of the Indenture Trustee becomes aware, by written Notice given by the Company to the Indenture Trustee, that the Event of Default has been cured and is no longer outstanding.

9.3 Waiver of Declaration. At any time after a declaration of acceleration with respect to the Debentures has been made pursuant to section 9.1 and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided, the Holders of not less than 50% in principal amount of Outstanding Debentures, by written Notice to the Company and the Indenture Trustee, may thereupon rescind and annul such declaration and its consequences if the Company has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(a) all overdue interest on all Debentures;

(b) the principal of (and premium, if any) any of the Debentures which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor in such Debentures; and

(c) to the extent that payment of such interest is lawful and applicable, interest upon overdue installments of interest at the rate or rates prescribed therefor in such Debentures; and

all Events of Default with respect to the Debentures, other than the non-payment of the principal of (and premium, if any), and interest on, such Debentures which have become due solely by such declaration of acceleration, have been cured or waived in accordance with the provisions of this Indenture.

9.4 Waiver.

9.4.1 The Holders of not less than a majority of the aggregate principal amount of the Outstanding Debentures may on behalf of the Holders of all Debentures waive any past default hereunder and its consequences, except a default:

(a) in the payment of the principal of (or premium, if any) or interest on any Debentures; or

(b) in respect of a covenant or provision hereof that under ARTICLE 15 cannot be modified or amended without an Extraordinary Resolution passed by the Holders.

9.4.2 Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

9.5 Other Remedies.

9.5.1 If an Event of Default occurs and is continuing, the Indenture Trustee may pursue any available remedy to collect the payment of principal of (and premium, if any) or interest on Debentures or to enforce the performance of any term of the Debentures or this Indenture.

9.5.2 The Indenture Trustee may maintain a Proceeding even if it does not possess any Debentures or does not produce any of them in the Proceeding. A delay or omission by the Indenture Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.

9.6 Application of Money Collected. Any money collected by the Indenture Trustee pursuant to this ARTICLE 9 in respect of Debentures shall (subject to any claims having priority under Applicable Law) be applied in the following order, at the dates fixed by the Indenture Trustee and, in case of the distribution of such money on account of principal of (and premium, if any) or interest, upon presentation of Debentures and the notation thereon of the payment (if only partially paid) and upon surrender thereof (if fully paid):

(a) first, to the payment of all amounts due to the Indenture Trustee under this Indenture with respect to such Debentures;

(b) second, to the payment of accrued interest on such Debentures;

(c) third, to the payment of the principal of (and premium, if any) on such Debentures;

(d) fourth, to the payment of any other amounts with respect to such Debentures; and

(e) fifth, to whomever may be lawfully entitled to receive the balance of such money.

9.7 Control by Holders. Subject to Section 9.9 hereof, the Holders of not less than a majority in principal amount of the Outstanding Debentures may:

(a) direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on it with respect to the Debentures; and

(b) take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of Debentures under any provisions of this Indenture or under Applicable Law.

The Indenture Trustee may refuse, however, to follow any direction that conflicts with law or this Indenture.

9.8 Right to Payment. Notwithstanding any other provision in this Indenture, the Debentureholder shall have the absolute and unconditional right to receive payment of the principal of (and premium, if any) and interest on such Debenture on the respective Stated Maturity expressed in such Debenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. For greater certainty, it is understood and acknowledged that the acquisition of Debentures by the Holders and the execution of this Indenture by the Indenture Trustee shall constitute the consent of the Holders to the limitation set out in this Indenture on their right to institute suit for the enforcement of any payment under the Debentures.

9.9 Limitation on Suits.

9.9.1 No Holder of any Debenture will have any right to pursue any remedy (including any action, suit or proceeding authorized or permitted by this Indenture or pursuant to Applicable Law) with respect to this Indenture or the Debentures unless: (i) the Holder gives to the Indenture Trustee notice of a continuing Event of Default; (ii) the Holders of at least 25% in principal amount of the then Outstanding Debentures make a request in writing to the Indenture Trustee to pursue the remedy; (iii) such Holder or Holders offer or provide to the Indenture Trustee security and indemnity satisfactory to the Indenture Trustee against any loss, liability or expense; (iv) the Indenture Trustee does not comply with the request within 30 days after receipt of such request and indemnity; and (v) during such 30-day period the Holders of a majority in principal amount of Outstanding Debentures do not give the Indenture Trustee a direction inconsistent with the request.

9.9.2 Holders may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

9.10 Collection Suit by Indenture Trustee. If an Event of Default specified in section 9.1, in respect of the payment of principal (and premium, if any) and interest due and owing, occurs and is continuing, the Indenture Trustee may recover judgment in its own name and as trustee against the Company for the whole amount of principal (and premium, if any) and interest remaining unpaid.

9.11 Indenture Trustee May File Proofs of Claim. The Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and the Holders lodged or allowed in any judicial proceedings relative to the Company, its creditors or its property.

9.12 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defences made by the party litigant. This subsection 9.12 does not apply to (a) a suit by the Indenture Trustee, (b) a suit by a Holder pursuant to section 9.9, (c) a suit by any Holder or group of Holders of more than 10% in principal amount of the Outstanding Debentures, or (d) to any suit instituted by any Holder of any Debentures for the enforcement of the payment of the principal of or interest on any such Debenture, on or after the respective due dates expressed therein.

9.13 Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this ARTICLE 9 or by law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders, as the case may be.

9.14 Remedies Cumulative.

9.14.1 No remedy herein conferred upon or reserved to the Indenture Trustee or upon or to the Holders is intended to be exclusive of any other remedy, but each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or statute.

9.15 Judgment Against the Company.

9.15.1 The Company covenants and agrees with the Indenture Trustee that, in case of any Proceeding to obtain judgment for payment of the principal of, premium, if any, or interest, if any, on the Debentures, judgment may be rendered against it in favour of the Holders or in favour of the Indenture Trustee, as holder of a power of attorney for the Holders, for the amount which may remain due in respect of the Debentures and the interest and premium, if any, thereon.

ARTICLE 10

SATISFACTION AND DISCHARGE

10.1 Non-Presentation of Debentures. If any Debentureholder fails to present any Debentures for payment on the date on which the principal of, premium, if any, or interest thereon, becomes payable, whether on a Payment Date, Maturity Date or any other repayment date, or shall not accept payment on account thereof and give such receipt therefor, if any, as the Indenture Trustee may require:

(a) the Company shall thereafter be entitled to pay or deliver to the Indenture Trustee and direct the Indenture Trustee to set aside; or

(b) in respect of moneys or other property in the possession of the Indenture Trustee which may or should be applied to the payment of the Debentures, the Company shall thereafter be entitled to direct the Indenture Trustee to set aside;

the principal of, premium, if any, and interest on such Holder’s Debentures, in trust to be paid to such Debentureholder upon due presentation or surrender of such Debentures in accordance with the provisions of this Indenture; and thereupon the principal of, premium, if any, and interest payable on each Debenture in respect whereof such moneys and, if permitted hereunder, Common Shares have been set aside shall be deemed to have been paid and the Holder thereof shall thereafter have no right in respect thereof except to receive delivery and payment of the moneys or Common Shares, if applicable, so set aside by the Indenture Trustee upon due presentation and surrender thereof, subject to the provisions of subsection 2.4. For greater certainty, the provisions of ARTICLE 5 shall not prevent the application of moneys received by the Indenture Trustee pursuant to this section 10.1 to the payment of principal, premium, if any, and interest on such Holder’s Debentures.

10.2 Discharge. The Indenture Trustee shall at the written request of the Company release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and release the Company from its covenants herein contained (other than the provisions relating to the indemnification and compensation of the Indenture Trustee), upon proof being given to the satisfaction of the Indenture Trustee that the principal of, premium, if any, and interest on (including interest on amounts in default, if any) all of the Debentures and all other moneys payable hereunder have been paid or satisfied or that all of the Debentures, having matured or having been duly called for payment of the principal of, premium, if any, and interest (including interest on amounts in default, if any) on such Debentures and all other moneys payable hereunder, have been duly and effectively provided for in accordance with the provisions hereof.

ARTICLE 11

THE INDENTURE TRUSTEE

11.1 Duties and Responsibilities of Indenture Trustee.

11.1.1 Except during the continuance of an Event of Default,

(a) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(b) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

11.1.2 In case an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

11.1.3 No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(a) this subsection shall not be construed to limit the effect of subsection 11.1.1;

(b) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(c) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders given in accordance with the terms of this Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture; and

(d) no provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

11.1.4 Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 11.1.

11.2 Employ Agents. The Indenture Trustee may, but is not required to, employ (at the expense of the Company) such Counsel, agents and other assistants as it may reasonably require for the proper determination and discharge of its duties under this Indenture, shall not be responsible to monitor or supervise any such counsel, agent or other assistant, and shall not be responsible for any negligence or misconduct on the part of any such Counsel, agent or other assistant or for any liability incurred by any Person as a result of employing such Counsel, agent or other assistant, and may pay reasonable remuneration for all services performed for it with respect to this Indenture, and shall be entitled to receive reimbursement for all reasonable disbursements, costs, liabilities and expenses made or incurred by it with respect to this Indenture. All such disbursements, costs, liabilities and expenses in relation to this Indenture and all expenses incidental to the preparation, execution, creation and issuance of the Debentures, whether done or incurred at the request of the Indenture Trustee or the Company, shall bear interest at the posted annual rate of interest charged by the Indenture Trustee from time to time to its corporate trust customers from the date which is 30 days following receipt by the Company of an invoice from the Indenture Trustee with respect to such expenses until the date of reimbursement and shall (together with such interest) be paid by the Company immediately upon receipt of such invoice.

11.3 Reliance on Evidence of Compliance. Except during the continuance of an Event of Default, in the exercise of its rights, duties and obligations under this Indenture, the Indenture Trustee may, if it is acting in good faith, act and rely, as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, Opinions of Counsel, reports, directions, orders, certificates and Certificates of the Company furnished to the Indenture Trustee; provided that in the case of any statutory declarations, Opinions of Counsel, reports, directions, orders, certificates or Certificates of the Company which by any provisions of this Indenture or the Trust Indenture Act are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be entitled to so act and so rely only if the Indenture Trustee examines such statutory declarations, Opinions of Counsel, reports, directions, orders, certificates or Certificates of the Company and determines that they conform in all material respects to the requirements of this Indenture and that they indicate compliance with the applicable requirements of this Indenture (but for greater certainty the Indenture Trustee need not confirm or investigate the accuracy of any mathematical calculations, conversion adjustments or other facts stated therein).

11.4 Provision of Evidence of Compliance to Indenture Trustee. In addition to any other provisions of this Indenture, the Indenture Trustee may, at any time any action is taken which relates to any of paragraphs (a) through (c) below, and acting in good faith, require evidence of compliance with the conditions precedent provided for in this Indenture relating to:

(a) the authentication pursuant to section 2.7 and delivery of Debentures;

(b) the satisfaction and discharge of this Indenture; or

(c) the taking of any other action or step to be taken by the Indenture Trustee at the request, or on the application, of the Company.

11.5 Contents of Evidence of Compliance.

11.5.1 Evidence of compliance required by section 11.4 shall consist of:

(a) an Officer’s Certificate that the conditions precedent referred to in such Officer’s Certificate have been complied with in accordance with the terms of this Indenture;

(b) in the case of compliance with conditions precedent, such Opinion of Counsel to the Company that such conditions precedent have been complied with in accordance with the terms of this Indenture; and

(c) in the case of conditions precedent compliance with which are subject to the review or examination by auditors or appraisers, an opinion or report of a chartered accountant or appraiser, as the case may be, approved by the Indenture Trustee acting reasonably, that such conditions precedent have been complied with in accordance with the terms of this Indenture.

11.5.2 Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (which for greater certainty is acknowledged not to include any conditions or covenants waived by the Holders pursuant to this Indenture) shall include, in substance:

(a) a statement substantially to the effect that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement substantially to the effect that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

11.6 Advice of Experts. The Indenture Trustee may act or not act and rely or not rely, and shall be protected in acting or not acting and relying or not relying in good faith, on the opinion, advice or information (including the Opinion of Counsel) obtained from any counsel, auditor, valuator, engineer, surveyor or other expert, whether obtained by the Indenture Trustee, any Holder or by the Company, and, if acting in good faith, may rely as to the truth of the statements and the accuracy of the opinions expressed in any report or opinion furnished by such Person and may obtain such assistance as may be necessary to the proper determination and discharge of its duties and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid, including the disbursements of any legal or other advisor or assistants.

11.7 Indenture Trustee May Deal in Debentures. In its personal capacity or any other capacity, the Indenture Trustee, and each Affiliate of the Indenture Trustee, may buy, sell, lend upon, become a pledgee of and deal in the Debentures and generally contract and enter into financial transactions with the Company and any Affiliate of the Company without being liable to account for any profits made thereby.

11.8 Conditions Precedent to Indenture Trustee’s Obligation to Act.

11.8.1 The Indenture Trustee shall not be bound to give any notice, or to do, observe or perform or see to the observance or performance by the Company of any of the obligations imposed under the Indenture or to supervise or interfere with any of the activities of the Company, or to do or take any act, action or Proceeding by virtue of the powers conferred on it by this Indenture, unless and until it shall have been required to do so under the terms of this Indenture; nor shall the Indenture Trustee be required to take notice of any default or Event of Default, other than in payment of any moneys required by this Indenture to be paid to the Indenture Trustee, unless and until a Responsible Officer of the Trustee is notified in writing of such default or Event of Default by the Company or by any Holder, which notice shall distinctly specify the default or Event of Default, and in the absence of any such notice the Indenture Trustee may conclusively assume that no default or Event of Default has occurred. Any such notice or requisition shall in no way limit any discretion given to the Indenture Trustee in this Indenture to determine whether or not to take action with respect to any default or Event of Default or with respect to any such notice or requisition.

11.8.2 No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Without limiting the generality of the foregoing, the obligation of the Indenture Trustee to do any of the actions referred to in subsection 11.8.1, including to commence or to continue any Proceeding, shall be conditional upon the Holders furnishing, when required by notice in writing by the Indenture Trustee, sufficient funds to commence or continue such action and security or an indemnity satisfactory to the Indenture Trustee to protect and hold harmless the Indenture Trustee against the costs, charges, expenses and liabilities which may result from such action and any loss and damage the Indenture Trustee may suffer by reason of such action.

11.8.3 Before commencing, or at any time during the continuance of, any Proceeding, the Indenture Trustee may require the Holders on whose behalf it is acting to deposit with the Indenture Trustee the Debentures held by them, and the Indenture Trustee shall issue receipts for such Debentures.

11.9 Indenture Trustee Not Required to Give Security. The Indenture Trustee shall not be required to give Security for its conduct or administration under this Indenture.

11.10 Resignation or Removal of Indenture Trustee; Conflict of Interest.

11.10.1 The Indenture Trustee shall comply with the terms of Section 310(b) of the Trust Indenture Act. If the Indenture Trustee shall acquire a conflicting interest as defined in Section 310(b) of the Trust Indenture Act, the Indenture Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture, and the Company shall take prompt action to have a successor Indenture Trustee appointed in the manner provided herein; provided, however, that the foregoing shall not apply if and to the extent that the requirements for an exemption from the provisions of Section 310(b) of the Trust Indenture Act set forth in Section 310(b)(1) of the Trust Indenture Act are met.

11.10.2 The Indenture Trustee represents and warrants to the Company that at the time of the execution and delivery of this Indenture no material conflict of interest exists with respect to the Indenture Trustee’s role as a fiduciary hereunder.

11.10.3 The Indenture Trustee may resign as trustee hereunder by giving not less than 60 days’ notice in writing to the Company or such shorter notice as the Company may accept as sufficient. The Indenture Trustee shall resign if a material conflict of interest arises with respect to its role as trustee under this Indenture that is not eliminated within 90 days after the Indenture Trustee becomes aware of such conflict of interest. Immediately after the Indenture Trustee becomes aware that it has a material conflict of interest it shall provide the Company with written notice of the nature of that conflict. Upon any such resignation, the Indenture Trustee shall be discharged from all further duties and liabilities under this Indenture. None of the validity and enforceability of this Indenture or the Debentures shall be affected in any manner whatsoever by reason only of the existence of a material conflict of interest on the part of the Indenture Trustee (whether arising prior to or after the date of this Indenture). If the Indenture Trustee does not comply with this section, any Holder or the Company may apply to a court of competent jurisdiction for an order that the Indenture Trustee be replaced as trustee under this Indenture.

11.10.4 In the event of the Indenture Trustee resigning or being removed by the Holders by Extraordinary Resolution or by the Company or being dissolved, becoming insolvent or bankrupt, going into liquidation or otherwise becoming incapable of acting as trustee under this Indenture, the Company shall immediately appoint a successor Indenture Trustee unless a successor Indenture Trustee has already been appointed by the Holders; failing such appointment by the Company, the retiring Indenture Trustee or any other Holder may apply to a court of competent jurisdiction , on such notice as such judge may direct, for the appointment of a successor Indenture Trustee. The successor Indenture Trustee so appointed by the Company or by such court shall be subject to removal by the Holders by way of an Act of Holders. Any successor Indenture Trustee appointed under any provision of this section shall be eligible under the Trust Indenture Act. On any appointment of the successor Indenture Trustee, the successor Indenture Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named in this Indenture as Indenture Trustee. The expenses of all acts, documents and Proceedings required under this section will be paid by the Company in the same manner as if the amount thereof were fees payable to the Indenture Trustee under this Indenture.

11.10.5 Any successor Indenture Trustee shall, immediately upon appointment, become vested with all the estates, properties, rights, powers and trusts of its predecessor in the trusts under this Indenture, with like effect as if originally named as Indenture Trustee hereunder. Nevertheless, upon the written request of the successor Indenture Trustee or of the Company and upon payment of all outstanding fees and expenses, the Indenture Trustee ceasing to act shall execute and deliver a document assigning and transferring to such successor Indenture Trustee, upon the trusts expressed in this Indenture, all the rights, powers and trusts of the Indenture Trustee so ceasing to act, and shall duly assign, transfer and deliver all property (including money) held by such Indenture Trustee to the successor Indenture Trustee in its place. Should any deed, conveyance or other document in writing from the Company be required by any successor Indenture Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and other documents in writing shall, on the request of the successor Indenture Trustee, be made, executed, acknowledged and delivered by the Company.

11.10.6 Any corporation into which the Indenture Trustee is amalgamated or with which it is consolidated or to which all or substantially all of its corporate trust business (including this transaction) is sold or is otherwise transferred or any corporation resulting from any consolidation or amalgamation to which the Indenture Trustee is a party shall be a successor Indenture Trustee under this Indenture, without the execution of any document or any further act; provided that such successor Indenture Trustee is a corporation that is qualified under the Trust Indenture Act, and (c) does not have a material conflict of interest in its role as a fiduciary under this Indenture.

11.11 Authority to Carry on Business; Resignation.

11.11.1 The Indenture Trustee represents and warrants to the Company that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust corporation and is eligible under the Trust Indenture Act to act as Trustee under this Indenture. If the Indenture Trustee ceases to be so authorized or eligible, the validity and enforceability of this Indenture and the Debentures issued hereunder shall not be affected in any manner by reason only of such event but the Indenture Trustee shall, within 90 days after ceasing to be eligible to act as Trustee under the Trust Indenture Act, either become so authorized or eligible or resign in the manner and with the effect specified in section 11.10.

11.11.2 The Indenture Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act, including the requirement that the Indenture Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition.

11.12 Protection of Indenture Trustee.

11.12.1 By way of supplement to any Applicable Law from time to time relating to trustees and in addition to any other provision of this Indenture for the relief of the Indenture Trustee, it is expressly agreed that no provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:

(a) this subsection shall not be construed to limit the effect of Sections 11.1 or 11.3;

(b) the Indenture Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Debentures (except the representations and warranties contained in the last sentence of subsection 2.7.4 and in sections 11.1 11.10, 11.11 and 11.13 which are being given by the Indenture Trustee in its personal capacity) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Company;

(c) [INTENTIONALLY OMITTED]

(d) the Indenture Trustee shall not incur any liability or be in any way responsible for the consequence of any breach on the part of the Company of any of the covenants contained in this Indenture or of any acts of the agents or servants of the Company;

(e) the Company indemnifies and saves harmless the Indenture Trustee and its officers, directors and employees and agents from and against any and all liabilities, losses, costs, damages, claims, actions, expenses (including the legal fees and disbursements of its counsel) or demands whatsoever which may be brought against the Indenture Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations under this Indenture and/or the exercise of its rights hereunder, including those arising out of or related to actions taken or omitted to be taken by the Indenture Trustee contemplated by this Indenture, and including legal fees and disbursements of its counsel and costs and expenses incurred in connection with the enforcement of this indemnity, but excluding loss of profit, which the Indenture Trustee may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties and exercise of its rights hereunder as Indenture Trustee, save only in the event of the negligence in acting or failing to act, or the willful misconduct or bad faith of the Indenture Trustee. It is understood and agreed that this indemnification shall survive the termination or discharge of this Indenture, or the resignation or removal of the Indenture Trustee, or the repayment of the Debentures;

(f) without limiting the generality of section 11.12.1(e), the Company will indemnify and hold harmless the Indenture Trustee and upon written request reimburse the Indenture Trustee for the amount of (i) any taxes levied or imposed and paid by the Indenture Trustee as a result of payments made under or with respect to the Debentures, (ii) any liability (including penalties and interest) arising therefrom or with respect thereto paid by the Indenture Trustee as a result of payments made under or with respect to the Debentures, (iii) any liability (including penalties and interest) arising from any conversion of Debentures to Common Shares or payments and calculations in connection therewith, and (iv) any taxes levied or imposed and paid by the Indenture Trustee with respect to reimbursement under (i), (ii) and (iii) above, but excluding any taxes on the Indenture Trustee’s net income arising from fees for acting as the trustee hereunder or in respect of the Indenture Trustee’s capital;

(g) the Indenture Trustee shall not be liable by reason of the statements or implications of fact or law contained in or arising out of anything contained in this Indenture or any Offering Document or in the Debentures or be required to verify the same, but all statements or implications shall be deemed to have been made by the Company only, and the Indenture Trustee shall not be liable with respect to the validity or sufficiency of this Indenture, any Offering Document, or the Debentures;

(h) the Indenture Trustee may, in the exercise of all or any of the trusts, powers and discretions vested in it under this Indenture, act by the Responsible Officers of the Indenture Trustee; the Indenture Trustee may delegate to any Person the performance of any of the trusts and powers vested in it by this Indenture, and any delegation may be made upon such terms and conditions and subject to such regulations as the Indenture Trustee may think to be in the best interest of the Holders;

(i) the Indenture Trustee shall not be required to take notice or be deemed to have notice or actual knowledge of any matter under this Indenture, unless a Responsible Officer of the Indenture Trustee shall have received from the Company or a Holder written notice stating the matter in respect of which the Indenture Trustee should have notice or actual knowledge;

(j) the Indenture Trustee shall not be bound to act in accordance with any direction or request of the Company until an executed copy of the document containing the direction or request has been delivered to the Indenture Trustee, and the Indenture Trustee shall be fully empowered to act and shall be fully protected from all liability in acting upon any such document believed by the Indenture Trustee to be genuine;

(k) the Indenture Trustee shall not be responsible for any error made or act done by it resulting from reliance upon the signature of any Person on behalf of the Company or of any Person on whose signature the Indenture Trustee may be called upon to act or refrain from acting under this Indenture;

(l) the Indenture Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(m) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Debentures relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture;

(n) notwithstanding any other provision herein to the contrary, to secure the obligations owed to the Indenture Trustee pursuant to section 8.8 and subsection 11.12.1(e) of this Indenture, the Indenture Trustee (i) shall have a lien prior on all money or property held or collected by it in its capacity as Indenture Trustee, and (ii) may withhold or set-off any amounts due and owing to it under this Indenture from any money or property held or collected by it in its capacity as Indenture Trustee, except for any money or property held in trust to pay any amounts payable to the Holders under this Indenture;

(o) notwithstanding any provision herein to the contrary, in no event shall the Indenture Trustee be liable for any failure or delay in the performance of its obligations hereunder or under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above;

(p) the Indenture Trustee shall not be liable or responsible for the Company’s use of proceeds or moneys received by the Company for the Debentures;

(q) the rights, protection, immunities and indemnities applicable to the Indenture Trustee shall apply to the Indenture Trustee in each other capacity it acts hereunder, including Registrar and Paying Agent and to any other agent appointed by the Company hereunder;

(r) except as otherwise provided in this Indenture, the Indenture Trustee shall (i) not be responsible for the payment of any interest with respect to amounts held by it and (ii) have no obligation to invest or reinvest any amounts held by it; and

(s) in no event shall the Indenture Trustee be responsible or liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

11.13 Additional Representations and Warranties of Indenture Trustee. The Indenture Trustee represents and warrants to the Company that:

(a) the Indenture Trustee is a trust corporation validly existing under the laws of its jurisdiction of incorporation;

(b) the Indenture Trustee has full power, authority and right to execute and deliver and perform its obligations under this Indenture, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture; and

(c) this Indenture has been duly executed and delivered by the Indenture Trustee.

11.14 [INTENTIONALLY OMITTED]

11.15 Indenture Trustee Not Bound to Act. The Indenture Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Indenture Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Indenture Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Company provided: (i) that the Indenture Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Indenture Trustee’s satisfaction within such 10-day period, then such resignation shall not be effective.

11.16 Preferential Collection of Claims Against Company. If and when the Indenture Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Indenture Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

11.17 Fees and Costs of Administration. In any proceeding of the Company in bankruptcy, the fees and expenses of the Indenture Trustee shall be considered fees and costs of administration.

ARTICLE 12

MEETINGS OF HOLDERS OF DEBENTURES

12.1 Purposes for Which Meetings May be Called. A meeting of Holders of Debentures may be called at any time and from time to time pursuant to this ARTICLE 12 to make, give or take any Act provided by this Indenture to be made, given or taken by Holders of Debentures.

12.2 Call, Notice and Place of Meetings.

12.2.1 The Indenture Trustee may at any time and from time to time and shall, on receipt of a Company Request or a requisition in writing made by the Holders of at least 5% in principal amount of the Outstanding Debentures and upon being indemnified and funded to its reasonable satisfaction by the Company or upon being funded and indemnified to its reasonable satisfaction by the Holders making such requisition, as the case may be, against the costs which may be incurred in connection with the calling and holding of such meeting, call a meeting of Holders of Debentures for any purpose specified in section 12.1, to be held at such time and at such place in the City of Denver, State of Colorado, or such other place, as the Indenture Trustee shall determine. Notice of every meeting of Holders of Debentures, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in section 14.2, not less than 21 or more than 60 days prior to the date fixed for the meeting.

12.2.2 If at any time the Company, pursuant to a Board Resolution, or the Holders of at least 5% in principal amount of the Outstanding Debentures shall have requested the Indenture Trustee to call a meeting of the Holders for any purpose specified in section 12.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Indenture Trustee shall not have made the first publication, or mailing, as the case may be, of the notice of such meeting within 30 days after receipt of such request, or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Debentures in the amount above specified, as the case may be, may determine the time and the place in the City of Denver, State of Colorado, or such other place, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection 12.2.1.

12.3 Proxies. A Debentureholder may be present and vote at any meeting of Holders, and may sign written resolutions and other instruments in writing in lieu of a meeting as contemplated in section 12.8, by an authorized representative. The Company with the approval of the Indenture Trustee may, from time to time, make and vary regulations as it shall think fit providing for and governing any or all the following matters for the purpose of enabling the Debentureholder to vote at any such meeting by proxy:

(a) the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the means of verification of the authority of any person signing on behalf of a Debentureholder;

(b) the deposit of instruments appointing proxies at such place as the Indenture Trustee, the Company or the Debentureholder convening the meeting, as the case may be, may in the notice convening the meeting, direct and the time, if before the holding of the meeting or any adjournment thereof, by which the same must be deposited; and

(c) the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, or sent by other electronic communication before the meeting to the Company or to the Indenture Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

12.4 Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Debentures, a Person shall be: (i) a Holder of one or more Outstanding Debentures; or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Debentures by such Holder or Holders. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Chairman of the meeting, Persons entitled to vote at such meeting and their counsel, any representatives of the Indenture Trustee and its Counsel and any representatives of the Company and its Counsel including the Company’s independent accountants.

12.5 Quorum; Action.

12.5.1 Persons entitled to vote 25% in principal amount of Outstanding Debentures shall constitute a quorum for a meeting of Holders. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In the absence of a quorum in any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, the Holders present or represented at such adjourned meeting shall constitute the quorum and the business for which the meeting was adjourned may be transacted. Notice of the reconvening of any adjourned meeting shall be given as provided in subsection 12.2.1, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

12.5.2 Except as limited by subsection 15.1.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of a majority in principal amount of the Holders of Debentures present or represented by proxy at such meeting or adjourned meeting; provided, however, that, except as limited by subsection 15.1.2, any resolution with respect to any Act that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of Outstanding Debentures may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of Outstanding Debentures.

12.5.3 Any resolution passed or decision taken at any meeting of Holders duly held in accordance with this section 12.5 will be binding on all Holders, whether or not present or represented at the meeting.

12.6 Determination of Voting Rights; Chairman; Conduct and Adjournment of Meetings.

12.6.1 Notwithstanding any other provisions of this Indenture, the Indenture Trustee or the Company, with the approval of the Indenture Trustee, may make and from time to time may vary such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Debentures and the appointment of proxies and in regard to the appointment and duties of scrutineers of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted by any such regulations, the holding of Debentures shall be proved in the manner specified in section 1.13 and the appointment of any proxy shall be proved in the manner specified in section 1.13. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in section 1.13 or other proof.

12.6.2 The Indenture Trustee shall, by an instrument in writing, appoint a chairman and secretary of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in subsection 12.2.2, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a chairman and secretary.

12.6.3 At any meeting of Holders, each Holder or proxy shall be entitled to one vote for each one thousand Dollars ($1,000) principal amount of Debentures held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.

12.6.4 Any meeting of Holders duly called pursuant to subsection 12.2.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of Outstanding Debentures represented at the meeting; and the meeting may be held as so adjourned without further notice.

12.7 Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be inscribed the signatures of the Holders or of their representatives by proxy and the principal amounts of Outstanding Debentures held or represented by them. The chairman of the meeting shall appoint two scrutineers of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the scrutineers of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in section 12.2 and, if applicable, section 12.5. Each copy shall be signed and verified by the affidavits of the chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Indenture Trustee to be preserved by the Indenture Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

12.8 Instruments in Writing. Except as otherwise required by Applicable Laws, all actions which may be taken and all powers which may be exercised by the Holders at a meeting held as hereinbefore in this ARTICLE 12 may also be taken and exercised (i) by the Holders of a majority in principal amount of Outstanding Debentures by an instrument in writing signed in one or more counterparts by such Holders or their duly appointed proxies or agents with respect to resolutions which are not Extraordinary Resolutions and (ii) by the Holders of not less than 75% in principal amount of Outstanding Debentures by an instrument in writing signed in one or more counterparts by such Holders or their duly appointed proxies or agents with respect to resolutions which are Extraordinary Resolutions and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

12.9 Holdings by the Company Disregarded. In determining whether Holders holding Debentures evidencing the required number of Debentures are present at a meeting of Holders for the purpose of determining a quorum or for the purpose of determining whether Holders have concurred in any consent, waiver, resolution or other action under this Indenture, the Debentures known by a Responsible Officer of the Trustee to be owned legally or beneficially by the Company shall be disregarded.

ARTICLE 13

AMALGAMATION, CONSOLIDATION, CONVEYANCE, TRANSFER OR LEASE

13.1 Amalgamation and Consolidations of Company and Conveyances Permitted Subject to Certain Conditions. The Company will not amalgamate with any other corporation or enter into any reorganization or arrangement or effect any conveyance, sale, transfer or lease of all or substantially all of its assets, unless in any such case:

(a) either the Company shall be the continuing corporation, or the successor corporation (or the Person that leases or that acquires by conveyance, sale or transfer all or substantially all of the Company’s assets) (such corporation or Person being referred to as the “Successor Company”) shall expressly assume the due and punctual payment of the principal of, the premium, if any, and interest on all Outstanding Debentures, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture satisfactory to the Indenture Trustee, executed and delivered to the Indenture Trustee by such corporation;

(b) the Debentures will be valid and binding obligations of the Successor Company entitling the Holders thereof, as against the Successor Company, to all the rights of Debentureholders under this Indenture;

(c) the Company or such Successor Company, as the case may be, shall not immediately thereafter be in default under this Indenture or the Debentures; and

(d) in the case of a Person constituted or organized under the laws of a province, territory, state or jurisdiction other than the laws of any state of the United States, Canada or any province thereof, such Person shall attorn to the jurisdiction of the courts of the State of New York in the event of any dispute, conflict or litigation relating to, arising out of or based on this Indenture or the Debentures, and in the case of a Person constituted or organized under the laws of a province, territory, state or jurisdiction other than the laws of any state of the United States, Canada or any province thereof, the judgments of the courts of the State of New York are capable of enforcement in the courts of the jurisdiction under whose laws such Person is constituted or organized.

13.2 Rights and Duties of Successor Company.

13.2.1 In case of any such amalgamation, reorganization, arrangement, conveyance, sale, transfer or lease and upon any such assumption by the Successor Company, such Successor Company shall agree to be bound by the terms of this Indenture as principal obligor in place of the Company, with the same effect as if it had been named herein as the Company. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all Debentures which theretofore shall not have been signed by the Company and delivered to the Indenture Trustee. All Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures have been issued at the date of the execution hereof.

13.2.2 In the case of any such amalgamation, reorganization, arrangement, conveyance, sale, transfer or lease, such changes in phraseology and form (but not in substance) may be made in Debentures thereafter to be issued as may be appropriate.

13.3 Officer’s Certificate and Opinion of Counsel. The Indenture Trustee must receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such amalgamation, reorganization, arrangement, lease, transfer, sale or conveyance, and any such assumption, comply with the provisions of this ARTICLE 13.

ARTICLE 14

NOTICES

14.1 Notice to Company. Any Notice to the Company shall be in writing and shall be valid and effective if delivered, sent by facsimile transmission (with receipt confirmed), or mailed to the Company, at:

Golden Star Resources Ltd.

10901 West Toller Drive

Suite 300

Littleton, CO 80127-6312

Attention:        Chief Financial Officer

Facsimile No.: 303-830-9094

and such Notice shall be deemed to have been received by the Company, where given by delivery, on the day of delivery, where sent by facsimile transmission (with receipt confirmed), on the day of receipt of such Notice if sent before 5:00 p.m. (New York City Time) on a Business Day and on the next succeeding Business Day if not sent before 5:00 p.m. (New York City Time) on a Business Day, and, where mailed, on the date of actual receipt thereof. The Company may from time to time notify the Indenture Trustee of a change in address or facsimile number by Notice given as provided in section 14.3.

14.2 Notice to Holders.

14.2.1 Any Notice to Holders may be effectively given if delivered, sent by facsimile transmission (with receipt confirmed), or mailed, in each case to the post office address or facsimile number (if any) appearing in the relevant register, and such Notice shall be deemed to have been received by a Holder, where given by delivery, on the day of delivery, where sent by facsimile transmission (with receipt confirmed) on the day of transmittal of such Notice if sent before 5:00 p.m. (New York City Time) on a Business Day, and on the next succeeding Business Day if not sent before 5:00 p.m. (New York City Time) on a Business Day, and where mailed, on the fifth Business Day following the mailing date, but only if sent by first class mail to a destination within Canada or the United States, or only by airmail, postage prepaid, if sent to a destination outside Canada or the United States.

14.2.2 If the regular mail service is suspended or for any other reason it shall be impracticable to give Notice to Holders by mail, then such notification to Holders may be given by the publication of the Notice once in a daily newspaper with national circulation in Canada and the United States or in any other manner approved by the Indenture Trustee, and it shall constitute sufficient Notice to such Holders for every purpose hereunder. In any case where Notice to Holders is given by mail, neither the failure to mail such Notice nor any defect in any Notice so mailed to any particular Holder shall affect the sufficiency of such Notice with respect to other Holders.

14.2.3 Any Notice sent to the Holders as provided above shall be effective notwithstanding that any such Notice has accidentally or inadvertently not been delivered or mailed to one or more such Holders.

14.3.1 Notice to Indenture Trustee. Any Notice to the Indenture Trustee shall be in writing and shall be valid and effective if delivered, sent by facsimile transmission (with receipt confirmed), or mailed to the Indenture Trustee, at:

The Bank of New York Mellon

101 Barclay Street, Floor 4E

New York, NY 10286

Attention:        Corporate Trust Department

Facsimile No.: 212-815-5366

and such Notice shall be deemed to have been received by the Indenture Trustee, where given by delivery, on the day of delivery, where sent by facsimile transmission (with receipt confirmed), on the day of receipt of such Notice if sent before 5:00 p.m. (New York City Time) on a Business Day and on the next succeeding Business Day if not sent before 5:00 p.m. (New York City Time) on a Business Day, and, where mailed, on the date of actual receipt thereof. The Indenture Trustee may from time to time notify the Company of a change in address or facsimile number by Notice given as provided in this Section ARTICLE 14.

14.3.2 In respect of this Indenture, the Indenture Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Indenture Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods, including any non-secure method, such as, but without limitation, by facsimile or electronic mail, to submit instructions, directions, reports, notices or other communications or information to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

ARTICLE 15

SUPPLEMENTAL INDENTURES AND AMENDMENTS

15.1 Supplemental Indentures.

15.1.1 Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Indenture Trustee may, subject to the provisions of this Indenture, and the Indenture Trustee shall, upon the receipt of a Company Request or when so directed by this Indenture, make, execute, acknowledge and deliver deeds or indentures supplemental to this Indenture (each such deed or indenture a “Supplemental Indenture”) for any one or more of the following purposes:

(a) adding to the covenants of the Company contained in this Indenture for the benefit of the Holders or surrendering any right or power herein conferred upon the Company;

(b) adding any additional Events of Default;

(c) changing or eliminating any restrictions on the payment of principal, premium, if any, or interest on the Debentures; provided that the Company shall be of the opinion that such provisions do not individually or in the aggregate adversely affect the interests of the Holders;

(d) giving effect to any Act or any other direction from the Holders permitted to be given under this Indenture, and to any other Act made, given to or taken by the Holders in accordance with this Indenture;

(e) making such provisions, not substantially inconsistent with this Indenture, as may be necessary or desirable with respect to matters arising under this Indenture which in the opinion of the Company are necessary or desirable to make, provided that such provisions do not individually or in the aggregate materially adversely affect the interests of the Holders or the Indenture Trustee;

(f) without limiting ARTICLE 13, evidencing the succession, or successive successions, of any Successor Company to the Company and the covenants and obligations of the Company under this Indenture assumed by any such Successor Company;

(g) providing for altering this Indenture in respect of the exchange or transfer of Debentures, provided that any such action shall not adversely affect the interests of the Holders;

(h) making any addition to, or modification, amendment or elimination of any of the terms of, this Indenture which, in the Opinion of Counsel, is necessary or advisable in order to incorporate, reflect or comply with any Applicable Law or requirement of any Governmental Authority, the provisions of which apply to the Company, the Indenture Trustee or this Indenture;

(i) making any changes or corrections in this Indenture which Counsel to the Company shall have advised the Company and the Indenture Trustee are non-substantive corrections or changes or are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or any clerical omission or mistake or manifest error contained in this Indenture or in any indenture supplemental hereto or thereto;

(j) evidencing and providing for the acceptance of appointment hereunder by a successor trustee with respect to the Debentures, and adding to or changing any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee; and

(k) any other purposes necessary or desirable which do not individually or in the aggregate materially adversely affect the interests of the Holders.

15.1.2 With the consent of the Holders of not less than a majority in principal amount of Outstanding Debentures, by Act of said Holders delivered to the Company and the Indenture Trustee, the Company, when authorized by a Board Resolution, and the Indenture Trustee may enter into a Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the said Holders under this Indenture or such Debentures; provided, however, that, notwithstanding anything to the contrary in this ARTICLE 15:

(a) no Supplemental Indenture shall be entered into by the Indenture Trustee in connection with the following, without an Extraordinary Resolution passed by the Holders:

(i) modify the provisions of section 12.6; or

(ii) reduce the requirements of section 12.5 for quorum requirements;

(b) no Supplemental Indenture shall be entered into by the Indenture Trustee in connection with the following, without the consent of each Holder affected by such modification:

(i) change the Stated Maturity date of the principal of, or any installment of interest on, any Debenture, or reduce the principal amount thereof or the interest thereon, or reduce the amount payable with respect to an Offer to Purchase, or change the currency in which any Debenture or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity date thereof;

(ii) change the Conversion Price or the method of calculating the number of Additional Shares issuable in the event of a Change of Control under this Indenture, or make any other change that may impair the right of the Holders to convert the Debentures on the terms set out herein; or

(c) no Supplemental Indenture shall be entered into by the Indenture Trustee in connection with the following, without the consent of the Holders of the percentage in principal amount of the Outstanding Debentures that is required for the consent, waiver or action that is being modified under this subsection 15.1.2(c):

(i) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(ii) modify any of the provisions of this section 15.1, or section 9.4.1, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holders expressed by Extraordinary Resolution.

15.1.3 It shall not be necessary for any Act of Holders under subsection 15.1.2 to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such Act of Holders shall approve the substance thereof.

15.2 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any Supplemental Indenture permitted by this ARTICLE 15 or the modifications thereby of the trusts created by this

Indenture, the Indenture Trustee shall be entitled to receive, and subject to section 11.1, shall be fully protected in acting and relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture, is not inconsistent herewith, is a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to enforceability being limited by bankruptcy, insolvency or other laws affecting the enforcement of creditor’s rights generally and equitable remedies including the remedies of specific performance and injunction being granted only in the discretion of a court of competent jurisdiction and, in connection with a Supplemental Indenture executed pursuant to subsection 15.1.1, that the Indenture Trustee is authorized to execute and deliver such Supplemental Indenture without the consent of the Holders and, in connection with a Supplemental Indenture executed pursuant to subsection 15.1.2, that the requisite consents of the Holders have been validly obtained in accordance with subsection 15.1.2 hereof and that such Supplemental Indenture complies with Section 15.5. The Indenture Trustee may, but shall not be obligated to, enter into any such Supplemental Indenture that affects the Indenture Trustee’s own rights, duties, protections, indemnities or immunities under this Indenture or otherwise.

15.3 Effect of Supplemental Indentures. Upon the execution of any Supplemental Indenture under this ARTICLE 15, this Indenture shall be modified in accordance therewith, and such Supplemental Indenture shall form a part of this Indenture for all purposes, unless otherwise so specified; and every Holder of Debentures theretofore or thereafter authenticated and delivered under this Indenture shall be bound by the Supplemental Indenture.

15.4 Reference in Debentures to Supplemental Indentures. Debentures authenticated and delivered after the execution of any Supplemental Indenture pursuant to this ARTICLE 15 may, and shall if required by the Company, bear a notation as to any matter provided for in such Supplemental Indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Indenture Trustee and the Board of Directors, to any such Supplemental Indenture may be prepared and executed by the Company and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Debentures.

15.5 Prior Approval of Recognized Stock Exchange. Notwithstanding anything to the contrary in this Indenture, no supplement or amendment to the terms of the Debentures or to this Indenture may be made without the prior consent of a Recognized Stock Exchange, if such consent is required, and in accordance with Applicable Law, in each case as notified to the Indenture Trustee by the Company.

ARTICLE 16

MISCELLANEOUS PROVISIONS

16.1 Money for Payments to be Held in Trust.

16.1.1 If the Company shall at any time act as its own Paying Agent with respect to the Debentures, it will, on or before each due date of the principal of, or any premium or interest on, the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and the Company will promptly notify the Indenture Trustee of its action or failure so to act.

16.1.2 Whenever the Company shall have one or more Paying Agents for the Debentures, it will, on or prior to 12 Noon (New York City Time) on the Business Day prior to each due date of the principal of, or any premium or interest on, any Debentures, deposit with any such Paying Agent a sum sufficient to pay such principal, premium (if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium (if any) or interest thereon and (unless such Paying Agent is the Indenture Trustee) the Company will promptly notify the Indenture Trustee of its action or failure so to act.

16.1.3 The Company will cause each Paying Agent for the Debentures, other than the Indenture Trustee or any other paying agent not appointed hereunder, to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section, that such Paying Agent will: (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on the Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided; (b) give the Indenture Trustee notice of any default by the Company (or any other obligor upon the Debentures) in the making of any payment of principal (and premium, if any) or interest on the Debentures; and (c) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent for payment in respect of the Debentures.

16.1.4 The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to the Debentures or for any other purpose, pay, or the Company may by Company Order direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

16.1.5 Any money deposited with the Indenture Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or any premium or interest on, the Debentures and remaining unclaimed for the lesser of (i) two years, or (ii) the period ending 30 days before the date on which such amount would escheat to a Governmental Authority under Applicable Law, after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holders shall thereafter, as unsecured general creditors, look only to the Company for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Indenture Trustee or such

Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in the Wall Street Journal and once in the national edition of The Globe and Mail or other daily newspapers of national circulation in each of the United States and Canada or mail to each Debentureholder for which the money to be repaid is held in trust, as their names and addresses appear in the register maintained by the Indenture Trustee pursuant to subsection 2.8.1, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

16.1.6 The Company initially authorizes and appoints the Indenture Trustee to act as Paying Agent for the Debentures on its behalf. The Company may at any time and from time to time authorize and appoint one or more Persons to act as Paying Agent in addition to or in place of the Indenture Trustee with respect to the Debentures issued under this Indenture, and in such event shall forthwith provide written notice to the Indenture Trustee of such authorization and appointment.

16.2 Submission to Jurisdiction.

16.2.1 Any suit, action or proceeding against the Company or its properties, assets or revenues with respect to this Indenture or the Debentures (a “Related Proceeding”) may be brought in the Supreme Court of the State of New York, Borough of Manhattan, County of New York, or in the United States District Court for the Southern District of New York, as the Person bringing such Related Proceeding may elect in its sole discretion. The Company hereby consents to the non-exclusive jurisdiction of each such court for the purpose of any Related Proceeding and has irrevocably waived any objection to the laying of venue of any Related Proceeding brought in any such court to the fullest extent it may effectively do so and to the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court. The Company has agreed that service of all writs, claims, process and summonses in any Related Proceeding brought against it in the State of New York may be made upon the Company at its principal business office in Denver, Colorado. Nothing in this Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

16.2.2 To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by Applicable Law, such immunity in respect of its obligations under this Indenture or the Debentures.

16.2.3 All Parties hereto hereby irrevocably waive all rights to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Indenture, the Debentures or the transactions contemplated hereby or thereby.

16.3 Judgment Currency. If a judgment or order given or made by any court for the payment of any amount in respect of any Debenture is expressed in a currency (the “judgment currency”) other than the currency (the “denomination currency”) in which such Debentures are denominated or in which such amount is payable, the Company will indemnify the relevant Holder against any deficiency arising or resulting from any variation in rates of exchange published by The Wall Street Journal between the date as of which the amount in the denomination currency is notionally converted into the amount in the judgment currency for the purposes of such judgment or order and the date of actual payment thereof. This indemnity will constitute a separate and independent obligation from the other obligations contained in the terms and conditions of the Debentures, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Debenture or under any such judgment or order.

16.4 Acceptance of Trusts. The Company and the Indenture Trustee hereby specifically acknowledge and agree that the Indenture Trustee is acting hereunder in its capacity as the Person holding the power of attorney of the Holders for the purposes of this Indenture and in conformity with and subject to the terms and conditions of this Indenture. Each Holder, by its acceptance thereof, accepts and confirms the appointment of the Indenture Trustee as the Person holding the power of attorney of such Holder for the purposes of this Indenture and in conformity with and subject to the terms and conditions of this Indenture.

16.5 Protection of Trustee. The Indenture Trustee shall not be obligated under any circumstances whatsoever in the fulfillment of any of the circumstances and obligations hereunder, to expend or risk its funds or otherwise incur financial liability.

16.6 Further Assurances. Upon reasonable request of the Indenture Trustee, or as otherwise necessary, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

16.7 Counterparts and Formal Date. This Indenture may be executed in any number of counterparts (including counterparts by facsimile), each of which when so executed shall be deemed to be an original, but all of which shall together constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear a date as of the date hereof.

[Execution on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their duly authorized signatories as of the day and year first above written.

GOLDEN STAR RESOURCES LTD.		THE BANK OF NEW YORK MELLON

Per:	/s/ Bruce Higson-Smith	Per:	/s/ Orla Forrester
	Name: Bruce Higson-Smith		Name: Orla Forrester
	Title: Senior Vice President Finance and Corporate Development		Title: Vice President

- Execution Page for Trust Indenture dated May 31, 2012 -

SCHEDULE “A”

FORM OF DEBENTURE

GOLDEN STAR RESOURCES LTD.

(A corporation continued pursuant to the federal laws of Canada)

5.00% Convertible Senior Unsecured Debenture Due June 1, 2017

No. SAMPLE ONLY	CUSIP 38119T AE4

Date of Initial Issue: May 31, 2012	Maturity Date: June 1, 2017

Holder: [For a Global Debenture: CEDE & Co.]

Golden Star Resources Ltd. (the “Company”), for value received, hereby acknowledges itself indebted and promises to pay to the order of the registered holder on June 1, 2017 (the “Maturity Date”), or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture hereinafter mentioned and defined, the principal sum of

[insert amount]

in lawful money of the United States of America, on presentation and surrender of this Debenture at the principal office of the Indenture Trustee (defined below) in the manner specified in the Indenture, in The City of New York, State of New York, and to pay interest on the principal amount hereof to the Holder of record on the 15th day of May and November in each year, as the case may be, at the rate of 5.00% per annum from and including the Issue Date or from and including the most recent Interest Payment Date to which interest has been paid or made available for payment on the Debentures then outstanding, whichever is later, to but excluding the next Interest Payment Date, in like money in semi-annual installments in arrears on the first day of June and December in each year (each such date an “Interest Payment Date”), commencing December 1, 2012 with overdue interest, if any, at the same rate after as well as before maturity and after as well as before default in payment of principal or interest. The December 1, 2012 interest payment will represent accrued interest from and including the Issue Date.

As interest on this Debenture becomes due, the Company (subject to early repurchase or conversion pursuant to the terms of the Indenture) shall forward or cause to be forwarded by courier or ordinary post to the registered address of the Holder of the Debenture for the time being, or in the case of joint Holders to the registered address of any one of such joint Holders, or in accordance with the procedures established by the Depository if this is a Book-Entry Only

Schedule A – Page 1

Debenture, electronic funds transfer for such interest, payable to the order of such Holder or Holders. The forwarding of such electronic funds transfer shall satisfy and discharge the liability for interest on this Debenture to the extent of the sum represented thereby.

This Debenture is one of the 5.00% Convertible Senior Unsecured Debentures due June 1, 2017 (the “Debentures”) in the aggregate principal amount of up to $77,490,000 in lawful money of the United States created and issued under a Trust Indenture (the “Indenture”) dated as of May 31, 2012 made between the Company and The Bank of New York Mellon, as trustee (the “Indenture Trustee”). Reference is hereby made to the Indenture for a description of the rights of the Holders of the Debentures, the Company and the Indenture Trustee and of the terms and conditions upon which the Debentures are issued and held, all to the same effect as if the provisions of the Indenture were herein set forth, to all of which provisions the Holder of this Debenture, by acceptance hereof, agrees. To the extent that the terms and conditions stated in this Debenture conflict with the terms and conditions of the Indenture, the latter shall prevail. All capitalized terms used herein have the meaning ascribed thereto in the Indenture unless otherwise indicated.

The Debentures are issuable as fully registered Debentures in denominations of $1,000 and integral multiples of $1,000. The Debentures of any authorized denomination may be exchanged, as provided in the Indenture, for Debentures in equal aggregate principal amount. The Debentures may only be transferred in denominations of $1,000 and integral multiples of $1,000.

This Debenture and all other Debentures authenticated and issued under the Indenture rank pari passu with one another, in accordance to their tenor without discrimination, preference or priority. The Indenture does not contain any financial covenants or restrictions on the Company’s ability to pay dividends, incur indebtedness or issue or repurchase securities.

Subject to regulatory approval, the Company may, at its option, upon not less than 40 days and not more than 60 days prior notice, repay the principal amount of the outstanding Debentures at Maturity by issuing and delivering, for each $1,000 principal amount of Debentures, that number of fully paid and non-assessable Freely Tradable Common Shares equal to the number obtained by dividing such principal amount of Debentures by 95% of the Current Market Price of the Common Shares on the Maturity Date; provided, however, that no Event of Default shall have occurred and be continuing and the Company is a reporting issuer or equivalent in good standing or equivalent under Applicable Securities Laws in the United States and provinces of Canada in which the Company is a reporting issuer on Maturity. No fractional Common Shares will be delivered to the Holders upon such share redemption, but in lieu thereof, if such a fraction shall become owing, the Company will make an equivalent cash payment. Notwithstanding the foregoing, the aggregate number of Common Shares contemplated to be so issued, combined with any Common Shares issued upon conversion of the Debentures prior to the Maturity Date may not exceed 19.99% of the issued and outstanding Common Shares as of the date of the Indenture, unless the Company obtains (i) additional listing approval for the Common Shares to be so issued, if required, from the NYSE MKT, the TSX and/or any other relevant Recognized Stock Exchange, as applicable, and (ii) consent for the issuance of such Common Shares from the Holders of not less than a majority of the aggregate principal amount of the Debentures Outstanding at the time such consent is solicited. The balance of the amount

Schedule A – Page 2

payable at Maturity that is not repaid by the issuance of Common Shares (the value of such Common Shares being calculated by multiplying the number of Common Shares so issued by 95% of the Current Market Price of the Common Shares on the Maturity Date), shall be paid in cash.

Each $1,000 principal amount of Debentures is convertible at any time and from time to time prior to the close of business on the Business Day immediately preceding Maturity or the Payment Date, at the option of the Holder, into that number of Common Shares obtained by dividing $1,000 by the conversion price of $1.65 per Common Share, subject to adjustment upon the occurrence of certain events specified in the Indenture. No fractional Common Shares will be delivered to the Holders upon conversion, but in lieu thereof, if such a fraction shall become owing, the Company will make an equivalent cash payment. The accrued and unpaid interest on any Debentures so converted shall be paid in cash. Notwithstanding the foregoing, in lieu of delivering Common Shares to the Holder upon conversion of a Debenture, the Company may elect to pay cash to such Holder in an amount based on the daily volume weighted average price of the Common Shares on the NYSE MKT as measured over a period of 10 consecutive Trading Days commencing on the third day following the date of conversion or, if conversion occurs in the 12 Trading Days prior to Maturity, over the 10 Trading Days commencing with the 12th Trading Day prior to Maturity (the “Cash Conversion Option”). Notwithstanding the foregoing but subject to certain exceptions as set forth in the Indenture, the Company shall not effect any conversion of the Debenture and the Holder shall not have the right to convert the Debenture in excess of that portion of the principal amount thereof that, upon giving effect to such conversion, would cause the aggregate number of Common Shares beneficially owned by the Holder and its affiliates to exceed 4.99% of the total outstanding Common Shares following such conversion (or 9.99% of the total outstanding Common Shares following such conversion if the Holder so elects and provides written notice to increase the threshold, which increase shall be effective 61 days after receipt of the notice by the Company). The foregoing limitations shall not apply to the Common Shares issuable on the Maturity of the Debentures, or to the Additional Shares (as defined below).

Upon the giving of notice by the Indenture Trustee of the occurrence of an Event of Default and declaration of acceleration made in accordance with the Indenture, the Debentures will become immediately due and payable.

The Company must commence, within 30 days of the occurrence of a Change of Control, an Offer to Purchase for all Debentures then Outstanding. The Offer to Purchase shall be made at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but excluding the Payment Date (the “Change of Control Purchase Price”). An Offer to Purchase shall be open for at least 20 Business Days and the Payment Date shall be the Business Day following the expiry of the Offer to Purchase. If 90% or more in aggregate principal amount of Debentures outstanding on the date the Company commences the Offer to Purchase have been tendered for purchase pursuant to the Offer to Purchase, the Company has the right following the expiration of the Offer to Purchase to redeem all, but not less than all, the Debentures remaining outstanding on the expiration of the Offer to Purchase at the Change of Control Purchase Price.

Schedule A – Page 3

If 10% or more of the fair market value of the consideration for Common Shares in a Change of Control transaction consists of cash, equity securities that are not traded on a Recognized Stock Exchange, or other property that is not traded on a Recognized Stock Exchange (a “Cash Transaction”), Holders may, prior to the effective date of such transaction (the “Effective Date”), elect to convert their Debentures, in which case they shall be entitled to receive, in addition to the number of Common Shares to which they would otherwise have been entitled on conversion, an additional number of Common Shares (“Additional Shares”) determined by reference to the table set out in Schedule “C” to the Indenture based on the Effective Date of the Cash Transaction and the Common Share Price.

Any payments made by or on behalf of the Company under or with respect to the Debentures will be made free and clear of and without withholding or deduction for or on account of any Taxes, unless the Company or any other payor is required to withhold or deduct Taxes by Applicable Law or by the interpretation or administration thereof by the relevant Governmental Authority. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Debentures, the Company will make such withholding or deduction and will remit the full amount withheld or deducted to the relevant Governmental Authority as and when required by Applicable Law and the Company will pay such Additional Amounts as may be necessary so that the net amount received by each Holder of Debentures (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to any payment to an Excluded Holder.

The Indenture contains provisions for the holding of meetings of Holders and rendering certain resolutions passed at such meetings by, or by instruments in writing signed by, the Holders of the majority (or, in certain cases, 75% or the consent of each Holder who is affected thereby) in aggregate principal amount of the Debentures Outstanding binding upon all Holders, subject to the provisions of the Indenture.

This Debenture may only be transferred upon compliance with Applicable Securities Law and the conditions precedent in the Indenture on the register kept at the principal office of the Indenture Trustee and at such other place or places, if any, and/or by such other registrar or registrars, if any, as the Company with the approval of the Indenture Trustee may designate, and may be exchanged at any such place, by the Holder hereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Indenture Trustee, and upon compliance with such reasonable requirements as the Indenture Trustee and/or registrar may prescribe, and such transfer shall be duly noted thereon by the Indenture Trustee or other registrar.

This Debenture shall not become obligatory for any purpose until it shall have been authenticated by the Indenture Trustee for the time being under the Indenture.

This Debenture shall be governed by and construed in accordance with the laws of the State of New York.

Schedule A – Page 4

The Holder of this Debenture, by receiving and holding same, hereby accepts and agrees to be bound by the terms, and to be entitled to the benefits of this Debenture and of the Indenture and confirms the appointment of the Indenture Trustee, in accordance with and subject to the respective provisions thereof.

[Execution and certification on next page]

Schedule A – Page 5

IN WITNESS WHEREOF Golden Star Resources Ltd. has caused this Debenture to be signed by its officers duly authorized to sign.

DATED as of [date].

GOLDEN STAR RESOURCES LTD.

Per:
Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Debenture is one of the 5.00% Convertible Senior Unsecured Debentures due June 1, 2017 referred to in the within-mentioned Indenture.

DATE OF AUTHENTICATION: [date].

THE BANK OF NEW YORK MELLON, as Indenture Trustee

Per:
Authorized Signatory

Schedule A – Page 6

Appendix I

For the purposes of a Global Debenture only:

PRINCIPAL AMOUNT GRID

TO THE GLOBAL DEBENTURE No. [Sample]

5.00% Convertible Senior Unsecured Debentures due June 1, 2017

CUSIP 38119T AE4

Initial Principal Amount:

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Maturity Date	Trustee Endorsement

Schedule A – Page 7

APPENDIX II

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                              , whose address and social insurance number or social security number, if applicable, are set forth below, this Debenture (or $             principal amount hereof*) of Golden Star Resources Ltd. (the “Company”) standing in the name(s) of the undersigned in the register maintained by the registrar appointed by the Company with respect to such Debenture and does hereby irrevocably authorize and direct the Indenture Trustee to transfer such Debenture in such register, with full power of substitution in the premises.

Dated:

Signature of Holder

Address of Transferee:

(Street Address, City, Province/State and Postal Zip Code)

Social Insurance Number or Social Security Number of Transferee, if applicable

*	If less than the full principal amount of the within Debenture is to be transferred, indicate in the space provided above the principal amount (which must be $1,000 or an integral multiple thereof) to be transferred.

Securities Act Compliance

In connection with any transfer of this Debenture, the undersigned confirms that this Debenture is being transferred [please check one]:

(1)	☐	to the Company or a subsidiary thereof; or

(2)	☐	to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”); or

(3)	☐	pursuant to an effective registration statement under the Securities Act;

(4)	☐	outside of the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

Schedule A – Page 8

Unless one of the boxes is checked, the Indenture Trustee will refuse to register any of the securities evidenced by this certificate in the name of any person other than the registered holder thereof, provided that if box (4) or (5) is checked, the Company may require, prior to registering any such transfer of securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (4)) and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature Guarantee

The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Debenture in every particular without alteration or any change whatsoever. The signature(s) on this form must be guaranteed by one of the following methods:

Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”.

Canada: A Signature Guarantee obtained from a major Canadian Schedule I chartered bank. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of a Medallion Signature Guarantee Program.

Outside North America: For holders located outside North America, present the certificate(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

The registered Holder of this Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.

Signature of Guarantor:

Authorized Officer	Name of Institution

Schedule A – Page 9

SCHEDULE “A-1”

FORM OF LEGENDS

Global Debenture Legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

U.S. Legend for the Restricted Debentures:

THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF

Schedule A-1 – Page 1

A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE INDENTURE TRUSTEE.

THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

Definitive Debentures Legend for Restricted Debentures:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Canadian Legend (For the purposes of a Debenture issued to a resident of Canada, including a Global Debenture):

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER 1, 2012.

Schedule A-1 – Page 2

SCHEDULE “B-1”

FORM OF CONVERSION NOTICE

TO:	Golden Star Resources Ltd.

10901 West Toller Drive

Suite 300

Littleton, CO 80127-6312

Attention:        Chief Executive Officer

The Bank of New York Mellon

101 Barclay Street, Floor 4E

New York, NY 10286

Attention:        Corporate Trust Department

Note: All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to section 4.1 of the Indenture dated as of May 31, 2012 (the “Indenture”) made between Golden Star Resources Ltd. (the “Company”) and The Bank of New York Mellon, as trustee (the “Indenture Trustee”) that the undersigned Participant acting on behalf of and as instructed by a beneficial holder (as such term is defined in Section 13(d) of the United States Securities Exchange Act of 1934, amended) of 5.00% Convertible Senior Unsecured Debentures due June 1, 2017 (the “Debentures”) irrevocably elects to convert the principal amount of such Debentures to Common Shares on the date of conversion specified below, in accordance with the terms of the Indenture referred to in such Debenture and tenders herewith the Debenture, and directs that the Common Shares of the Company issuable and deliverable upon such conversion be issued and delivered to the Person indicated below. (If Common Shares are to be issued in the name of a Person other than the Holder, all requisite transfer taxes must be tendered by the undersigned.)

Unless otherwise directed by the Company, any shares of the Company issuable upon conversion of the Debentures sold in the United States, its territories or possessions will bear the appropriate legend set forth in section 2.20 of the Indenture.

Date of Notice:

Name of Participant or Holder

Schedule B-1 – Page 1

Signature of Participant or Holder

CUSIP Number of Certificate for the Debentures to be Converted

Date of Conversion:

(which date shall not be earlier than the date of delivery or receipt by the Company and the Indenture Trustee of this Conversion Notice and shall not be later than the close of business on the Business Day immediately preceding the Maturity Date.)

*	If less than the full principal amount of the Debenture, indicate in the space provided below the principal amount (which must be $1,000 or integral multiples thereof) to be converted.

Principal amount to be converted: $

(must be $1,000 or integral multiplies thereof)

Registration Instructions:

Name:
(Print name in which Common Shares are to be issued, delivered and registered)

Address:
(Address, City, Province/State and Postal Code/ZIP)

Guarantee:

Name of guarantor:

Authorized signature:

Note: If Common Shares are to be issued in the name of a Person other than the Holder, the signature must be guaranteed by an authorized officer of a Canadian chartered bank or of a major Canadian trust corporation or by a medallion signature guarantee from a member of a recognized medallion signature guarantee program.

Schedule B-1 – Page 2

APPENDIX I

AUTHORIZATION FROM BENEFICIAL HOLDER

TO:
(the “Participant”)

You are hereby authorized and directed by the undersigned to

1. give notice pursuant to section 4.1 of the Indenture dated as of May 31, 2012 (the “Indenture”) made between Golden Star Resources Ltd. (the “Company”) and The Bank of New York Mellon, as trustee (the “Indenture Trustee”) that the undersigned beneficial holder of 5.00% Convertible Senior Unsecured Debentures due June 1, 2017 (the “Debentures”) irrevocably elects to convert the principal amount of such Debentures to Common Shares on the date of conversion specified below, in accordance with the terms of the Indenture referred to in such Debenture , and directs that the Common Shares of the Company issuable and deliverable upon such conversion be issued and delivered to the Person indicated below. (If Common Shares are to be issued in the name of a Person other than the Holder, all requisite transfer taxes must be tendered by the undersigned.)

2. represent and warrant on behalf of the undersigned to the Company and the Indenture Trustee, and to acknowledge and agree on behalf of the undersigned that the Company and the Indenture Trustee may rely upon such representation and warranty without independent investigation, that upon the issuance of the Common Shares to be issued upon the conversion requested above (other than any additional Common Shares issuable as a result of a Change of Control that is a Cash Transaction, as such terms are defined in the Indenture) to the undersigned, the Common Shares beneficially owned by the undersigned and its affiliates shall not exceed [please check one]:

(1)	☐	4.99% of the total outstanding Common Shares immediately after giving effect to such conversion, as determined in accordance with the provisions of the Indenture; or

(2)	☐	9.99% of the total outstanding Common Shares immediately after giving effect to such conversion, as determined in accordance with the provisions of the Indenture.

(If you checked box 2, please make sure that the Date of Conversion you select below is more than 60 days after the date of this notice, or if notice has been previously given, 60 days after the date of such notice.)

Date of Notice:

Schedule B-1 – Page 3

Signature of Beneficial Holder

Date of Conversion:

(which date shall not be earlier than the date of delivery or receipt by the Company and the Indenture Trustee of this Conversion Notice and shall not be later than the close of business on the Business Day immediately preceding the Maturity Date.)

*	If less than the full principal amount of the Debentures beneficially owned, indicate in the space provided below the principal amount (which must be $1,000 or integral multiples thereof) to be converted.

Principal amount to be converted: $

(must be $1,000 or integral multiplies thereof)

Registration Instructions:

Name:
(Print name in which Common Shares are to be issued, delivered and registered)

Address:
(Address, City, Province/State and Postal/Zip Code)

Schedule B-1 – Page 4

SCHEDULE “B-2”

FORM OF MATURITY NOTICE

GOLDEN STAR RESOURCES LTD.

5.00% CONVERTIBLE SENIOR UNSECURED DEBENTURES DUE JUNE 1, 2017

MATURITY NOTICE

To:	Holders of 5.00% Convertible Senior Unsecured Debentures due June 1, 2017 (the “Debentures”) of Golden Star Resources Ltd. (the “Company”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to section 6.2 of the Indenture dated as of May 31, 2012 (the “Indenture”) made between the Company and The Bank of New York Mellon, as trustee (the “Indenture Trustee”), that the Debentures will become due and payable on June 1, 2017 (the “Maturity Date”) and that each $1,000 principal amount of Debentures remains convertible, at the option of the holder thereof, into Common Shares at the Conversion Price then in effect.

Pursuant to section 6.2 of the Indenture, the Company hereby advises the Holders of Debentures that it will deliver to Holders of Debentures who have not elected to convert their Debentures into Common Shares prior to the Maturity Date that number of Freely Tradable Common Shares equal to the number obtained by dividing the principal amount of such Debentures by 95% of the Current Market Price of the Common Shares on the Maturity Date. The Current Market Price as at the Maturity Date shall be the Weighted Average Trading Price of the Common Shares on the NYSE MKT (or if the Common Shares are not listed on the NYSE MKT, on another Recognized Stock Exchange specified in subclause (a) of the definition of such term) for the 20 consecutive Trading Days ending five Trading Days prior to such date (the “Maturity Shares”).

The Company certifies as follows [Company to check one]:

☐	The number of Maturity Shares to be issued pursuant to this notice, when combined with the aggregate number of Common Shares issued upon conversion prior to the date hereof and expected to be issued prior to Maturity and any Additional Shares issued or issuable upon a Change of Control, does not exceed 19.99% of the issued and outstanding Common Shares on the date of the Indenture (the “Exchange Cap”).

☐	The number of Maturity Shares to be issued pursuant to this notice, when combined with the aggregate number of Common Shares issued upon conversion prior to the date hereof and expected to be issued prior to Maturity exceeds the Exchange Cap (the “Excess Shares”), and (i) the stockholders of the Company, and, if required, the NYSE MKT, the TSX and any other relevant Recognized Stock Exchange, as applicable, and (ii) the Holders of a majority of the Outstanding Debentures, have approved issuance of the Excess Shares.

Schedule B-2 – Page 1

☐	The number of Maturity Shares to be issued pursuant to this notice, when combined with the aggregate number of Common Shares issued upon conversion prior to the date hereof and expected to be issued prior to Maturity, exceeds the Exchange Cap. The Company will issue to Holders of Debentures on a pro rata basis the number of Common Shares permissible pursuant to the Exchange Cap (the “Maximum Shares”), and will pay in cash to the Holders the difference between the aggregate principal amount of the Outstanding Debentures as of the Maturity Date and the value of Maximum Shares issued pursuant to this Notice (calculated by multiplying the number of Maximum Shares to be issued by 95% of the Current Market Price of the Common Shares on the Maturity Date).

Upon presentation and surrender of the Debentures, the Company shall pay or cause to be paid in cash to the Holder all accrued and unpaid interest to the Maturity Date, together with the cash equivalent representing fractional Common Shares, and shall, on the Maturity Date, cause its Transfer Agent for the Common Shares to distribute to the Holder certificates representing the Common Shares to which the Holder is entitled.

DATED:

GOLDEN STAR RESOURCES LTD.

(Authorized Officer)

Schedule B-2 – Page 2

SCHEDULE “C”

TABLE FOR DETERMINING THE NUMBER OF ADDITIONAL SHARES IN THE EVENT OF A CASH TRANSACTION

Additional Shares to be added to the conversion rate per $1,000 principal amount

	Common Share Price
Effective Date	$1.32	$1.50	$1.65	$1.75	$2.00	$2.25	$2.50	$3.00	$4.00	$5.00	$7.50	$10.00	$20.00
05/31/12	151.5152	151.5152	139.6497	127.3795	102.6791	84.8468	71.7891	53.4876	33.4312	22.8573	10.5926	5.3899	0.1537
06/01/13	151.5152	151.5152	137.6056	125.4526	101.2572	83.6657	70.8444	52.8422	33.1127	22.6549	10.5226	5.3589	0.1523
06/01/14	151.5152	151.5152	133.3815	121.4708	98.2108	81.3103	68.7278	51.3143	32.2449	22.0836	10.2405	5.1952	0.1367
06/01/15	151.5152	150.7039	129.7326	118.0295	95.5596	79.2439	66.8695	50.0815	31.4598	21.5783	9.9756	5.0396	0.1221
06/01/16	151.5152	146.1992	126.0836	114.5919	92.9123	77.1814	65.2284	48.8936	30.6886	21.0825	9.7200	4.8934	0.1101
06/01/17	151.5152	142.8514	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000